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                                                                    EXHIBIT 4.31


                              AMENDED AND RESTATED

                                 TRUST AGREEMENT

                                       OF

                              TECO CAPITAL TRUST II

                                      AMONG

                   TECO FUNDING COMPANY II, LLC, AS DEPOSITOR,

                              THE BANK OF NEW YORK,
                               AS PROPERTY TRUSTEE

                                       AND

                        THE BANK OF NEW YORK (DELAWARE),
                               AS DELAWARE TRUSTEE

                          DATED AS OF JANUARY 15, 2002
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                               TABLE OF CONTENTS

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ARTICLE 1             DEFINED TERMS.............................................................................    1

         Section 1.1.          Definitions......................................................................    1

ARTICLE 2             ESTABLISHMENT OF THE TRUST................................................................    9

         Section 2.1.          Name.............................................................................    9

         Section 2.2.          Office of the Delaware Trustee; Principal Place of Business......................    9

         Section 2.3.          Continuation of Trust............................................................    9

         Section 2.4.          Issuance of the Trust Preferred Securities.......................................   10

         Section 2.5.          Declaration of Trust and Business of the Trust...................................   10

         Section 2.6.          Appointment of Trustees..........................................................   10

         Section 2.7.          Title to Trust Property..........................................................   11

ARTICLE 3             PAYMENT ACCOUNT...........................................................................   11

         Section 3.1.          Payment Account..................................................................   11

ARTICLE 4             CERTAIN TERMS OF THE TRUST PREFERRED SECURITIES...........................................   11

         Section 4.1.          Distributions....................................................................   11

         Section 4.2.          Redemption.......................................................................   13

         Section 4.3.          Tax Returns and Reports..........................................................   14

ARTICLE 5             TRUST PREFERRED SECURITIES CERTIFICATES...................................................   15

         Section 5.1.          Initial Ownership................................................................   15

         Section 5.2.          The Trust Preferred Securities Certificates......................................   15

         Section 5.3.          Execution, Delivery and Pledge of Trust Preferred Securities Certificates........   15

         Section 5.4.          Registration of Transfer and Exchange of Trust Preferred Securities
                               Certificates.....................................................................   15

         Section 5.5.          Remarketing......................................................................   16

         Section 5.6.          Mutilated, Destroyed, Lost or Stolen Trust Preferred Securities
                               Certificates.....................................................................   20

         Section 5.7.          Persons Deemed Holders...........................................................   20

         Section 5.8.          Access to List of Holders' Names and Addresses...................................   20

         Section 5.9.          Maintenance of Office or Agency..................................................   21

         Section 5.10.         Appointment of Paying Agent......................................................   21
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         Section 5.11.         Book-Entry Trust Preferred Securities Certificates...............................   21

         Section 5.12.         Notices to Clearing Agency.......................................................   22

         Section 5.13.         Definitive Trust Preferred Securities Certificates...............................   22

         Section 5.14.         Rights of Holders................................................................   23

         Section 5.15.         Rights with Respect to Notes.....................................................   27

ARTICLE 6             ACTS OF HOLDERS; MEETINGS; VOTING.........................................................   28

         Section 6.1.          Limitations on Voting Rights.....................................................   28

         Section 6.2.          Notice of Meetings...............................................................   30

         Section 6.3.          Meetings of Trust Preferred Holders..............................................   30

         Section 6.4.          Voting Rights....................................................................   31

         Section 6.5.          Proxies, etc.....................................................................   31

         Section 6.6.          Holder Action by Written Consent.................................................   32

         Section 6.7.          Record Date for Voting and Other Purposes........................................   32

         Section 6.8.          Acts of Holders..................................................................   32

         Section 6.9.          Inspection of Records............................................................   33

ARTICLE 7             REPRESENTATIONS AND WARRANTIES............................................................   33

         Section 7.1.          Representations and Warranties of the Property Trustee and the Delaware
                               Trustee..........................................................................   33

         Section 7.2.          Representations and Warranties of Depositor......................................   35

ARTICLE 8             THE TRUSTEES..............................................................................   35

         Section 8.1.          Certain Duties and Responsibilities..............................................   35

         Section 8.2.          Certain Notices..................................................................   36

         Section 8.3.          Certain Rights of Property Trustee...............................................   36

         Section 8.4.          Not Responsible for Recitals or Issuance of Securities...........................   38

         Section 8.5.          May Hold Securities..............................................................   39

         Section 8.6.          Compensation; Indemnity; Fees....................................................   39

         Section 8.7.          Corporate Property Trustee Required; Eligibility of Trustees.....................   40

         Section 8.8.          Conflicting Interests............................................................   40

         Section 8.9.          Co-Trustees and Separate Trustee.................................................   41
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         Section 8.10.         Resignation and Removal, Appointment of Successor................................   42

         Section 8.11.         Acceptance of Appointment by Successor...........................................   43

         Section 8.12.         Merger, Conversion, Consolidation or Succession to Business......................   44

         Section 8.13.         Preferential Collection of Claims Against TECO, Depositor or Trust...............   44

         Section 8.14.         Reports by the Property Trustee..................................................   44

         Section 8.15.         Reports to the Property Trustee..................................................   44

         Section 8.16.         Evidence of Compliance with Conditions Precedent.................................   44

         Section 8.17.         Number of Trustees...............................................................   45

ARTICLE 9             TERMINATION, LIQUIDATION AND MERGER.......................................................   45

         Section 9.1.          Dissolution Upon Expiration Date.................................................   45

         Section 9.2.          Special Distribution Events......................................................   45

         Section 9.3.          Termination......................................................................   45

         Section 9.4.          Liquidation and Distribution.....................................................   46

         Section 9.5.          Mergers, Consolidations, Amalgamations or Replacements of the Trust..............   47

ARTICLE 10            MISCELLANEOUS PROVISIONS..................................................................   48

         Section 10.1.         Limitation of Rights of Holders..................................................   48

         Section 10.2.         Amendment........................................................................   49

         Section 10.3.         Separability.....................................................................   50

         Section 10.4.         Governing Law....................................................................   50

         Section 10.5.         Payments Due on Non-Business Day.................................................   50

         Section 10.6.         Successors.......................................................................   51

         Section 10.7.         Headings.........................................................................   51

         Section 10.8.         Reports, Notices and Demands.....................................................   51

         Section 10.9.         Agreement Not to Petition........................................................   51

         Section 10.10.        Trust Indenture Act; Conflict with Trust Indenture Act...........................   52

         Section 10.11.        Acceptance of Terms of Trust Agreement, Guarantee and Indenture..................   52
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         AMENDED AND RESTATED TRUST AGREEMENT, dated as of January 15, 2002 (the
"Trust Agreement") among (i) TECO Funding Company II, LLC, a Delaware limited liability company (including any successors or assigns, the "Depositor"), (ii)
The Bank of New York, a New York banking corporation, as property trustee (the
"Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), (iii) The Bank of New York
(Delaware), a Delaware banking corporation, as Delaware trustee (the "Delaware
Trustee") (the Property Trustee and the Delaware Trustee are referred to together as the "Trustees") and (iv) the several Holders, as hereinafter defined.

                                  WITNESSETH :

         WHEREAS, the Depositor and the Trustees have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by entering into that certain Trust Agreement, dated as of November 20, 2000 (the "Original Trust Agreement"), and by the execution and filing with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on November 20, 2000, attached as Exhibit A; and

         WHEREAS, the Depositor and the Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance and sale of the Trust Preferred Securities as part of the Units pursuant to the Underwriting Agreement, and (ii) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Company Preferred Securities;

         NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                   ARTICLE 1

                                  DEFINED TERMS

         SECTION 1.1. DEFINITIONS.

         For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

            (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

            (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

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            (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

         "Act" has the meaning specified in Section 6.8.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Affiliate Securities" has the meaning specified in Section 6.3.

         "Bank" has the meaning specified in the preamble to this Trust
Agreement.

         "Bankruptcy Event" means, with respect to any Person:

         (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

         (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

         "Bankruptcy Laws" has the meaning specified in Section 10.9.

         "Book-Entry Trust Preferred Securities Certificates" means a beneficial interest in the Trust Preferred Securities Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in
Section 5.10.

         "Business Day" means a day on which banks are open for business in New York and Delaware.

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         "Certificate Depository Agreement" means the agreement among the Trust, the Depositor and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Trust Preferred Securities Certificates, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company will be the initial Clearing Agency.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" has the meaning specified in the Underwriting Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Company Preferred Securities" means the 5.11% preferred securities, aggregate liquidation preference $400,000,000, issued by the Depositor.

         "Corporate Trust Office" means the principal office of the Property Trustee.

         "Definitive Trust Preferred Securities Certificates" means either or both (as the context requires) of (a) Trust Preferred Securities Certificates issued as Book-Entry Trust Preferred Securities Certificate as provided in
Section 5.10 and (b) Trust Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 5.12.

         "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq., as it may be amended from time to time.

         "Delaware Trustee" means the corporation identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust created and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

         "Depositor" has the meaning specified in the preamble to this Trust Agreement.

         "Distribution Date" has the meaning specified in Section 4.1(c).

         "Distributions" means amounts payable in respect of the Trust Preferred Securities as provided in Section 4.1, as such amounts may be reset in accordance with Section 5.5.

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         "Dividend" shall mean a Preferred Dividend as defined in the LLC
Agreement.

         "Expiration Date" has the meaning specified in Section 9.1.

         "Global Certificate" means the single global Trust Preferred Securities Certificate held by the Clearing Agency representing the Trust Preferred Securities.

         "Guarantee" means the Guarantee Agreement executed and delivered by TECO and The Bank of New York, as Guarantee Trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Company Preferred Securities, as amended from time to time.

         "Holder" or "Securityholder" means a Person in whose name a Trust Preferred Security is registered in the Securities Register; any such Person being a beneficial owner of the Trust within the meaning of the Delaware Business Trust Act.

         "Indenture" means the Indenture, dated as of August 17, 1998, between TECO and the Indenture Trustee, as supplemented by the Sixth Supplemental Indenture dated as of January 15, 2002, relating to the Notes, each as amended or supplemented from time to time.

         "Indenture Trustee" means The Bank of New York, a New York banking corporation, as trustee under the Indenture and any successor thereto.

         "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

         "Liquidation Amount" means the stated amount (expressed in U.S. Dollars) per Trust Preferred Security.

         "Liquidation Date" means the date upon which a Liquidation Distribution will be made.

         "Liquidation Distribution" has the meaning specified in Section 9.4(d).

         "Liquidation Preference" has the meaning specified in the LLC
Agreement.

         "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of the Depositor, dated as of January 15, 2002, as amended from time to time.

         "1940 Act" means the Investment Company Act of 1940, as amended.

         "Normal Unit" has the meaning specified in the Purchase Contract Agreement.

         "Note Event of Default" means an event of default under the Indenture.

         "Notes" means the aggregate principal amount of TECO's 5.11% Junior Subordinated Notes Due 2007, issued pursuant to the Indenture.

         "Officer" has the meaning specified in the LLC Agreement.

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         "Officers' Certificate" means a certificate signed by two Officers of the Depositor and delivered to the appropriate Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 8.16 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

         (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

         (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee or the Depositor, and who shall be reasonably acceptable to the Property Trustee.

         "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

         "Outstanding," when used with respect to Trust Preferred Securities, means, as of the date of determination, all Trust Preferred Securities theretofore executed and delivered under this Trust Agreement, except:

         (a) Trust Preferred Securities theretofore cancelled by the Property Trustee or delivered to the Property Trustee for cancellation;

         (b) Trust Preferred Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Trust Preferred Securities; provided that, if such Trust Preferred Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

         (c) Trust Preferred Securities which have been paid for or in exchange for or in lieu of which other Trust Preferred Securities have been executed and delivered pursuant to Sections 5.4, 5.6, 5.13 and 5.14;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the outstanding Trust Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Trust Preferred Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be

                                       5
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protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Trust Preferred Securities that such Trustee actually knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the outstanding Trust Preferred Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Trust Preferred Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Property Trustee the pledgee's right so to act with respect to such Trust Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

         "Owner" means each Person who is the beneficial owner of a Book-Entry Trust Preferred Securities Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

         "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.10 and shall initially be the Bank.

         "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Holders in which all amounts paid in respect of the Company Preferred Securities will be held and from which the Property Trustee shall make payments to the Holders in accordance with Sections 4.1 and 4.2.

         "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

         "Pledge Agreement" means the agreement among TECO, The Bank of New York, as Collateral Agent, Custodial Agent and Securities Intermediary, and The Bank of New York, as Purchase Contract Agent, relating to the pledge of the securities pursuant to the Purchase Contract Agreement, as the same may be amended or supplemented from time to time.

         "Pledged Trust Preferred Securities" has the meaning set forth in the Pledge Agreement.

         "Property Trustee" means the commercial bank or trust company identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust heretofore created and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

         "Purchase Contract Agreement" means the agreement between TECO and The Bank of New York, as Purchase Contract Agent, dated as of the Closing Date, as the same may be supplemented or amended.

         "Purchase Contract Settlement Date" means January  15, 2005.

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         "Redemption Date" means, with respect to any Trust Preferred Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement as set forth in Section 4.2; provided that the Redemption Date of the Company Preferred Securities (or of the Notes, if the LLC has been dissolved) and the stated maturity of the Company Preferred Securities (or of the Notes, if the LLC has been dissolved) shall be a Redemption Date.

         "Redemption Price" means, with respect to any Trust Preferred Security, the Liquidation Amount of such Trust Preferred Security plus accumulated but unpaid Distributions on such Trust Preferred Security to the Redemption Date.

         "Relevant Trustee" shall have the meaning specified in Section 8.10.

         "Remarketing" means the remarketing contemplated by Section 5.2 of the Purchase Contract Agreement.

         "Remarketing Agent" shall have the meaning specified in the Purchase Contract Agreement.

         "Remarketing Agreement" shall have the meaning specified in the Purchase Contract Agreement.

         "Remarketing Value" shall have the meaning specified in the Purchase Contract Agreement.

         "Reset Rate" shall mean the distribution rate per annum, as determined by the Remarketing Agent, that results from the Remarketing pursuant to Section 5.5.

         "Securities Intermediary" shall have the meaning specified in the Pledge Agreement.

         "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.4.

         "Securityholder" or "Holder" means a Person in whose name a Trust Preferred Security is registered in the Securities Register; any such Person being a beneficial owner of the Trust within the meaning of the Delaware Business Trust Act.

         "Series" means a series of securities or the securities of the series issued under the Indenture.

         "Special Event" shall have the meaning specified in the Indenture.

         "Special Event Redemption Date" shall have the meaning specified in the Indenture.

         "Stripped Unit" has the meaning specified in the Purchase Contract Agreement.

         "TECO" means TECO Energy, Inc., a Florida corporation.

         "Treasury Portfolio" has the meaning specified in the Purchase Contract Agreement.

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
         "Treasury Securities" means zero-coupon U.S. Treasury Securities (CUSIP Number 912803AB9) with a principal amount at maturity equal to $1,000 and maturing on November 15, 2004.

         "Trust" means the Delaware business trust created and continued hereby and identified on the cover page to this Trust Agreement.

         "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trust Preferred Securities Certificate" means a certificate evidencing ownership of Trust Preferred Securities, substantially in the form attached as Exhibit C.

         "Trust Preferred Security" means an undivided beneficial ownership interest in the assets of the Trust, having a Liquidation Amount of $25.00 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein and representing a corresponding amount of the Company Preferred Securities.

         "Trust Property" means (a) the Company Preferred Securities, (b) in the event of dissolution of the Company, the Notes distributed to the Property Trustee on account of the Company Preferred Securities, (c) any cash on deposit in, or owing to, the Payment Account and (d) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the terms of this Trust Agreement.

         "Trustees" means, collectively, the Property Trustee and the Delaware Trustee.

         "Underwriting Agreement" means the Underwriting Agreement, dated as of January 9, 2002, among TECO, the Trust, the Depositor and the underwriter named therein.

         "Unit" means a Normal Unit or a Stripped Unit, as the case may be.

                                       8
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                                   ARTICLE 2

                           ESTABLISHMENT OF THE TRUST

         SECTION 2.1 NAME.

         The Trust continued hereby shall be known as "TECO Capital Trust II," as such name may be modified from time to time by the Depositor following written notice to the Holders of Trust Preferred Securities and the other Trustees, in which name the Property Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

         SECTION 2.2 OFFICE OF THE DELAWARE TRUSTEE; PRINCIPAL PLACE OF
BUSINESS.

         The address of the Delaware Trustee in the State of Delaware is White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Department, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Holders and the Depositor. The principal executive office of the Trust is c/o The Bank of New York, 101 Barclay Street, 21st Floor West, New York, New York 10286.

         SECTION 2.3 CONTINUATION OF TRUST.

         The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor is not a beneficial owner of the Trust or Trust Property and shall make no claim upon the Trust Property for the payment of such expenses.

         The Trust exists for the sole purpose of issuing Trust Preferred Securities representing a corresponding amount of the Company Preferred Securities or Notes, as the case may be, held by the Trust and performing functions directly related thereto, as set forth in Section 2.5. The Depositor hereby delivers to the Trustee for deposit in the Trust one or more Company Preferred Securities Certificates representing Company Preferred Securities with an aggregate liquidation preference of $400,000,000 for the benefit of the Holders of the Trust Preferred Securities. Each Holder is intended by the Depositor to be the beneficial owner of an amount of Company Preferred Securities represented by the amount of Trust Preferred Securities held by such Holder and, collectively, the Holders are the sole beneficial owners of the Trust and the Trust Property. To the fullest extent permitted by law, without the need for any other action of any Person, including the Trustees or any other Holder, each Holder shall be entitled to enforce, in the name of the Trust, the rights of the Trust under the Company Preferred Securities and the Guarantee represented by the Trust Preferred Securities held by such Holder. Any recovery on such an enforcement action shall belong solely to such Holder who brought the action, not to the Trust, the Trustees or any other Holder individually or to the Holders as a group. The Property Trustee shall have the power and authority (subject to the Property Trustee's rights, privileges and protections contained elsewhere herein) to enforce any of the Trust's rights in respect of the

                                       9
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Company Preferred Securities which are not enforced by any Holder. Subject to
Article 10, the Trust shall be irrevocable.

         The Property Trustee hereby acknowledges receipt of one or more Company Preferred Security Certificates representing Company Preferred Securities having an aggregate liquidation preference of $400,000,000 registered in the name of the Trust, and its acceptance on behalf of the Trust of the Company Preferred Securities, and declares that the Trust shall hold the Company Preferred Securities for the benefit of the Holders of the Trust Preferred Securities.

         SECTION 2.4. ISSUANCE OF THE TRUST PREFERRED SECURITIES.

         On January 9, 2002, the Depositor, on behalf of the Trust and pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, the Property Trustee, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Underwriters named in the Underwriting Agreement, as part of the Units, Trust Preferred Securities Certificates, registered in the name of the Securities Intermediary, as contemplated by the Pledge Agreement, representing 16,000,000 Trust Preferred Securities having an aggregate Liquidation Amount of $400,000,000, against receipt of such aggregate purchase price attributable to such Trust Preferred Securities of $400,000,000.

         SECTION 2.5. DECLARATION OF TRUST AND BUSINESS OF THE TRUST.

         The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Preferred Securities and use the proceeds from such sale to acquire the Company Preferred Securities, and (b) to engage in those activities necessary, convenient or incidental thereto. The only assets of the Trust shall be the Trust Property, including the Company Preferred Securities or the Notes, as the case may be, and the related right of the Holders under the Guarantee.

         The Trust may not:

            (i) invest any proceeds received by the Trust in connection with its ownership of the Company Preferred Securities or the Notes, as the case may be, but shall cause the Trust to distribute all such proceeds to the Holders of the Securities pursuant to the terms of this Trust Agreement and of the Trust Preferred Securities;

            (ii) acquire any assets other than as expressly provided herein;

            (iii) possess property for any purpose other than a Trust purpose;

            (iv) make any loans or incur any indebtedness;

            (v) possess any power or otherwise act in such a way as to vary the Trust's assets;

            (vi) possess any power or otherwise act in such a way as to vary the terms of the Trust Preferred Securities in any way whatsoever (except to the extent expressly authorized in this Trust Agreement or by the terms of the Trust Preferred Securities);

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
            (vii) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Trust Preferred Securities;

            (viii) other than as provided in this Trust Agreement or by the terms of the Trust Preferred Securities, (A) direct the time, method and place of exercising any trust or power conferred upon the Indenture Trustee with respect to the Notes, (B) waive any past default that is waivable under the Indenture or the LLC Agreement, (C) exercise any right to rescind or annul any declaration that the principal of all the Company Preferred Securities or Notes shall be due and payable or (D) consent to any amendment, modification or termination of the Indenture, LLC Agreement, Company Preferred Securities or the Notes where such consent is required, unless the Trust has received an opinion of counsel to the effect that such modification will not cause more than an insubstantial risk that the Trust will not be classified as a grantor trust for United States federal income tax purposes;

            (ix) take any action inconsistent with the status of the Trust as grantor trust for United States federal income tax purposes;

            (x) revoke any action previously authorized or approved by vote of the Holders of the Trust Preferred Securities; or

            (xi) after the date hereof, enter into any contract or agreement (other than any depositary agreement or any agreement with any securities exchange or automated quotation system) that does not expressly provide that the Holders of Trust Preferred Securities, in their capacities as such, have limited liability (in accordance with the provisions of the Business Trust Act) for the liabilities and obligations of the Trust, which express provision shall be in substantially the following form:

         The Holders of the Trust Preferred Securities, in their capacities as such, shall not be personally liable for any liabilities or obligations of the Trust arising out of this Agreement, and the parties hereto hereby agree that the Holders of the Trust Preferred Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

         The Trust shall have the power and authority to execute, deliver and perform its obligations under the LLC Agreement and other agreements to which the Trust is a party.

         SECTION 2.6. APPOINTMENT OF TRUSTEES

         The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Trust and the Holders. The Property Trustee shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Property Trustee shall:

            (a) engage in such ministerial activities as shall be necessary or appropriate to effect the redemption of the Trust Preferred Securities to the extent the Company Preferred Securities or the Notes, as the case may be, are redeemed or mature; and

            (b) take all actions and perform such duties as may be specifically required of the Property Trustee pursuant to the terms of this Trust Agreement and the Trust Preferred Securities;

            (c) have the legal power to exercise all of the rights, powers and privileges of a holder of Notes under the Indenture and the Company Preferred Securities under the LLC Agreement, as the case may be;

         The Property Trustee shall exercise the powers set forth in this
Section 2.6 in a manner that is consistent with the purposes and functions of the Trust set out in Section 2.5, and the Property Trustee shall have no power to, and shall not, take any action that is inconsistent with the purposes and functions of the Trust set out in Section 2.5.

          The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Property Trustee set forth herein, except as required by the Delaware Business Trust Act. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807(a) of the Delaware Business Trust Act.

            SECTION 2.7. TITLE TO TRUST PROPERTY.

         Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Trust and the Holders in accordance with this Trust Agreement. The Holders shall be the sole beneficial owners of the Trust Property.

                                   ARTICLE 3

                                 PAYMENT ACCOUNT

         SECTION 3.1. PAYMENT ACCOUNT.

            (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

            (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of Dividends and Distributions, and any other payments or proceeds with respect to, the Company Preferred Securities. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

                                   ARTICLE 4

                 CERTAIN TERMS OF THE TRUST PREFERRED SECURITIES

         SECTION 4.1. DISTRIBUTIONS.

            (a) Whenever (and to the extent) the Trust receives any cash payments representing a Dividend on the Company Preferred Securities, or payments pursuant to the Guarantee in respect of such Dividend, the Trustee, acting directly or through any Paying Agent, shall distribute such amounts to Holders of the Trust Preferred Securities on the record date fixed pursuant to
Section 4.1(c) pro rata in proportion to the Liquidation Amount of the Trust Preferred Securities held by such Holder.

            (b) Upon receipt by the Trust of any Liquidation Preference from the Depositor upon the liquidation of the Depositor, after satisfaction of creditors of the Trust as required by applicable law, the Trust, subject to the terms of the Purchase Contract Agreement and the Pledge Agreement, shall distribute the same to the Holders of the Trust Preferred Securities on the record date fixed pursuant to Section 4.1(c), in proportion to the respective liquidation preferences of the Company Preferred Securities which were represented by the Trust Preferred Securities held by such Holders.

            (c) Each distribution on the Trust Preferred Securities in respect of Dividends on the Company Preferred Securities ("Regular Distributions") shall be payable to the Holders of record as they appear on the Securities Register on the corresponding record date. The record date for Regular Distributions is the fifteenth calendar day prior to the relevant distribution date (the "Distribution Date"); provided, however, if all of the Trust Preferred Securities are in book-entry form, the record date for Regular Distributions shall be the business day immediately preceding the relevant distribution date. Whenever any other distribution shall become payable, or whenever the Property Trustee shall receive notice of any meeting at which holders of the Company Preferred Securities are entitled to vote or of which holders of the Company Preferred Securities are entitled to notice, the Property Trustee shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Depositor with respect to the Company Preferred Securities, of which the Depositor shall promptly inform the Property Trustee) for the determination of the Holders of the Trust Preferred Securities who shall be entitled (i) to receive such distribution, or (ii) to receive notice of, and to give instructions for the exercise of voting rights at, any such meeting.

            (d) As long as the Trust Preferred Securities are in book-entry form, payments on the Trust Preferred Securities (i) shall be made to the Clearing Agency, which shall credit the relevant accounts at the Clearing Agency on the scheduled payment dates, and (ii) shall be distributed to participants, indirect participants and beneficial owners of the Trust Preferred Securities in accordance with the Clearing Agency's procedures; provided, however, that payments with respect to Pledged Trust Preferred Securities shall be made in accordance with the Purchase Contract Agreement and the Pledge Agreement.

            (e) If definitive Trust Preferred Securities are issued as described in Section 5.12, payments on the Trust Preferred Securities shall be made by check mailed to the address of the Holder entitled to receive the payment, as such address appears in the Register; provided, however, that payments with respect to Pledged Trust Preferred Securities shall be made in accordance with the Purchase Contract Agreement and the Pledge Agreement.

            (f) Unless otherwise provided herein or in the Pledge Agreement or the Purchase Agreement, (i) payments of the redemption price of, and distributions in liquidation on, Trust Preferred Securities shall be made upon surrender of such Trust Preferred Securities at the office of the Paying Agent and (ii) the Depositor shall pay Dividends on, the redemption price of, and Liquidation Preferences on, the Company Preferred Securities directly to the Paying Agent for distribution to the Holders of the Trust Preferred Securities in accordance with the terms of this Trust Agreement and the Paying Agency Agreement as then in effect with the Paying Agent.

            (g) Holders of Trust Preferred Securities shall be entitled to receive any payments, including distributions, paid with respect to the Trust Preferred Securities notwithstanding the fact that such Holders may have substituted Treasury Securities for the Trust Preferred Securities pursuant to the Purchase Contract Agreement and the Pledge Agreement.

            (h) If any distributions on the Trust Preferred Securities would be payable on a day that is not a Business Day, that distribution shall instead be made on the next Business Day, except that if that Business Day falls in the next calendar year, the distribution shall be made on the preceding Business Day. No interest or other payment shall be due as a result of any such delay.

            (i) TECO has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Notes for a period not extending, in the aggregate, beyond the maturity date of the Notes (each, an "Extension Period"). During any such Extension Period, no interest shall be due and payable on the Notes and, as a consequence of such deferral, distributions on the Trust Preferred Securities will also be deferred. Despite such deferral, quarterly distribution payments will continue to accumulate, compounded quarterly, during any such Extension Period (to the extent permitted by applicable law). Payments of accrued and unpaid distributions will be payable to Trust Preferred Securityholders as they appear on the books and records of the Trust on the record date applicable to the Distribution Date on which the Extension Period ends. Upon the termination of any Extension Period and the payment of all amounts then due, TECO may commence a new Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not extend beyond the maturity date of the Notes and shall end on a Distribution Date.

         SECTION 4.2. REDEMPTION.

            (a) The Trust Preferred Securities may be redeemed only upon redemption of the Company Preferred Securities or, if the Notes have been distributed to the Property Trustee upon the dissolution of the LLC, upon redemption of the Notes.

            (b) If the Depositor redeems the Company Preferred Securities in accordance with the LLC Agreement, then the Depositor shall give the Property Trustee at least 35 and not more than 60 days' prior written notice before doing so. The Property Trustee shall mail the notice of the redemption not less than 25 days prior to the date fixed for redemption (the "Redemption Date") of the Company Preferred Securities to the Holders of the Trust Preferred Securities as provided under Section 10.8. No defect in the notice of redemption or in the mailing or delivery thereof shall affect the validity of the redemption proceedings. The Depositor shall provide the Property Trustee with such written notice, and each such notice shall state: (i) the Redemption Date, (ii) the redemption price at which the Trust Preferred Securities and the Company Preferred Securities are to be redeemed, (iii) that all outstanding Trust Preferred Securities are to be redeemed and (iv) the place or places where Trust Preferred Securities to be redeemed are to be surrendered for redemption.

            (c) If the Notes have been distributed to the Property Trustee upon the dissolution of the LLC, if TECO redeems the Notes in accordance with the Indenture, then TECO shall give the Property Trustee at least 35 and not more than 60 days' prior written notice before doing so. The Property Trustee shall mail the notice of the redemption not less than 25 days prior to the Redemption Date of the Notes to the Holders of the Trust Preferred Securities as provided under Section 10.8. No defect in the notice of redemption or in the mailing or delivery thereof shall affect the validity of the redemption proceedings. TECO shall provide the Property Trustee with such written notice, and each such notice shall state: (i) the Redemption Date, (ii) the redemption price at which the Trust Preferred Securities are to be redeemed, (iii) that all outstanding Trust Preferred Securities are to be redeemed and (iv) the place or places where Trust Preferred Securities to be redeemed are to be surrendered for redemption.

            (d) If a redemption occurs prior to the Purchase Contract Settlement Date, the redemption price payable in liquidation of the Pledged Trust Preferred Securities that are components of Normal Units (and are therefore subject to the Pledge Agreement) will be deposited into the Collateral Account in accordance with the Pledge Agreement. The Securities Intermediary will use the deposited amount to purchase the Treasury Portfolio on behalf of the Holders of the Normal Units and remit the remaining portion, if any, of such price to the Purchase Contract Agent under the Purchase Contract Agreement, for payment to the Holders of such Normal Units. If a redemption occurs after the Purchase Contract Settlement Date, the Treasury Portfolio shall not be purchased and the Property Trustee shall distribute pro rata to the Holders of the Trust Preferred Securities on the Redemption Date the redemption price. If a redemption occurs, Holders of Trust Preferred Securities that are not part of Units will receive proceeds from the redemption of the Company Preferred Securities (or the Notes if the LLC has been dissolved) directly in accordance with Section 4.2(f) hereof.

            (e) On the date of redemption of the Company Preferred Securities (or the Notes, if the LLC has been dissolved), so long as the Depositor (or the Property Trustee, if the LLC has been dissolved) has deposited with the Paying Agent on behalf of the Trust the aggregate amount payable upon redemption of all the Company Preferred Securities (or the Notes, if the LLC has been dissolved) held by the Trust to be redeemed, the Paying Agent on behalf of the Trust shall irrevocably deposit with the Clearing Agency funds sufficient to pay the redemption price and give the Clearing Agency irrevocable instructions to pay the redemption price to the Holders of the Trust Preferred Securities to be redeemed.

            (f) Once the Paying Agent has received this deposit, all rights of the Holders of the Trust Preferred Securities called for redemption shall end, except their right to receive the redemption price, without interest. If any date fixed for redemption of the Trust Preferred Securities is not a Business Day, then the Redemption Price shall instead be paid on the next Business Day, except that if that Business Day falls in the next calendar year, the redemption price shall be paid on the preceding Business Day. No interest or other payment shall be due as a result of any such adjustment.

            (g) Notwithstanding the foregoing, so long as the Holder of any Trust Preferred Securities is the Collateral Agent or the Purchase Contract Agent, the payment of the redemption price in respect of the Trust Preferred Securities held by the Collateral Agent or the Purchase Contract Agent shall be made no later than 12:00 noon, New York City time, on the redemption date by check or wire transfer in immediately available funds at such place and to such account as may be designated by the Collateral Agent or the Purchase Contract Agent.

            (h) If any Trust Preferred Securities to be redeemed shall then be pledged pursuant to the Pledge Agreement, the applicable redemption price for such Trust Preferred Securities shall be credited to the collateral account maintained by the Collateral Agent on or prior to 12:30 p.m., New York City time, and applied by the Securities Intermediary in accordance with the Pledge Agreement.

         SECTION 4.3. TAX RETURNS AND REPORTS.

         The Depositor shall prepare (or cause to be prepared) all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. The Depositor shall (a) prepare (or cause to be prepared) the appropriate Internal Revenue Service form required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Holder the appropriate Internal Revenue Service form required to be provided or the information required to be provided on such form. The Property Trustee shall execute and file (or cause to be filed) the appropriate Internal Revenue Service form required to be filed in respect of the Trust in each taxable year of the Trust; provided, however, that the Property Trustee shall not be responsible for the contents of such return and shall be indemnified for any errors or omissions therein pursuant to Section 8.2 of this Agreement. The Trustees shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Holders under the Trust Preferred Securities.

                                   ARTICLE 5

                     TRUST PREFERRED SECURITIES CERTIFICATES

         SECTION 5.1. INITIAL OWNERSHIP.

         The Property Trustee hereby acknowledges receipt of one or more of Company Preferred Security Certificates representing Company Preferred Securities having an aggregate liquidation preference of $400,000,000 registered in the name of the Trust, and its acceptance on behalf of the Company Preferred Securities and declares that the Trust shall hold the Company Preferred Securities for the benefit of the Holders.

         SECTION 5.2. THE TRUST PREFERRED SECURITIES CERTIFICATES.

         The Trust Preferred Securities Certificates shall be issued in minimum denominations of $25.00 Liquidation Amount and integral multiples of $25.00 in excess thereof. The Trust Preferred Securities Certificates shall be executed on behalf of the Trust by manual signature of an authorized signatory of the Property Trustee. Trust Preferred Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Preferred Securities Certificates or did not hold such offices at the date of delivery of such Trust Preferred Securities Certificates. A transferee of a Trust Preferred Securities Certificate shall become a Holder and shall be entitled to the rights and subject to the obligations of a Holder hereunder upon due registration of such Trust Preferred Securities Certificate in such transferee's name pursuant to Sections 5.4, 5.13 and 5.14.

         SECTION 5.3. EXECUTION, DELIVERY AND PLEDGE OF TRUST PREFERRED SECURITIES CERTIFICATES.

         At each Closing Date, the Property Trustee shall cause Trust Preferred Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.3 and 2.4, to be executed on behalf of the Trust in authorized denominations.

         On their sale by the Trust, the Trust Preferred Securities initially shall be pledged, pursuant to the terms of the Pledge Agreement, as collateral to secure the obligations of the Holders of Normal Units to purchase shares of common stock of TECO in accordance with the terms of the Purchase Contract Agreement.

         SECTION 5.4. REGISTRATION OF TRANSFER AND EXCHANGE OF TRUST PREFERRED SECURITIES CERTIFICATES.

         The Property Trustee shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.9, a register or registers for the purpose of registering Trust Preferred Securities Certificates and transfers and exchanges of Trust Preferred Securities Certificates (the "Securities Register") in which, the registrar designated by the Depositor (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Trust Preferred Securities Certificates and registration of transfers and exchanges of Trust Preferred Securities Certificates as herein provided. The Bank shall be the initial Securities Registrar.

         Upon surrender for registration of transfer of any Trust Preferred Securities Certificate at the office or agency maintained pursuant to Section 5.9, the Property Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Trust Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Property Trustee.

         The Securities Registrar shall not be required to register the transfer of any Trust Preferred Securities that have been called for redemption. At the option of a Holder, Trust Preferred Securities Certificates may be exchanged for other Trust Preferred Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Trust Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.9.

         Every Trust Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Property Trustee and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Trust Preferred Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Property Trustee in accordance with its customary practice.

         No service charge shall be made for any registration of transfer or exchange of Trust Preferred Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Preferred Securities Certificates.

         SECTION 5.5. REMARKETING.

            (a) As long as the Trust Preferred Securities, the Units and the Treasury Securities are evidenced by one or more global certificates held by the Clearing Agency, TECO shall request, not later than 15 nor more than 30 calendar days prior to the Remarketing Date, that the Clearing Agency notify the Holders of the Trust Preferred Securities and the holders of the Normal Units and the Stripped Units of the Remarketing and of the procedures that must be followed if a Holder of Trust Preferred Securities wishes to make an Early Settlement.

            (b) Not later than 10:00 a.m., New York City time, on the fourth Business Day preceding the Remarketing Date, each Holder of Trust Preferred Securities comprising components of Units may elect to have the Trust Preferred Securities held by such Holder remarketed in the Remarketing. Under Section 5.2 of the Purchase Contract Agreement, holders of Units that do not give notice of their intention not to participate in the remarketing prior to such time in the manner specified in such section, or have given such notice but fail to deliver U.S. Treasury securities prior to 10:00 a.m., New York City time, on or prior to the fourth Business Day immediately preceding the Remarketing Date, shall be deemed to have consented to the disposition of the Trust Preferred Securities comprising a component of their Units in the Remarketing. Holders of the Trust Preferred Securities that are not a component of Units wishing to elect to have their Trust Preferred Securities remarketed shall give to the Purchase Contract Agent notice of their election prior to 10:00 a.m., New York City time, on the fourth Business Day immediately preceding the Remarketing Date and deliver those Trust Preferred Securities to the Custodial Agent prior to 10:00 a.m., New York City time, on the fourth Business Day immediately preceding the Remarketing Date. Any such notice shall be irrevocable and may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. By 3:00 p.m., New York City time, on the third Business Day immediately preceding the Remarketing Date, the Purchase Contract Agent, based on the notices received by it prior to such time (including notices to the Purchase Contract Agent as to Purchase Contracts for which Early Settlement has been elected and cash received), shall notify the Trust, the Depositor and the Remarketing Agent of the number of Trust Preferred Securities to be tendered for purchase in the Remarketing.

            (c) If any Holder of Units does not give a notice of its intention to make an Early Settlement or gives such notice but fails to deliver cash as described in Section 5.7 of the Purchase Contract Agreement, then the Trust Preferred Securities of such Holder shall be deemed tendered for purchase in the Remarketing, notwithstanding any failure by such Holder to deliver or properly deliver such Trust Preferred Securities to the Remarketing Agent for purchase.

            (d) The right of each Holder to have Trust Preferred Securities tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement,
(ii) the Remarketing Agent is able to find a purchaser or purchasers for the tendered Trust Preferred Securities and (iii) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

            (e) On the Remarketing Date or any Subsequent Remarketing Date, the Remarketing Agent shall use commercially reasonable best efforts to remarket, at a price equal to at least 100.25% of the Remarketing Value thereof, the Trust Preferred Securities tendered or deemed tendered for purchase.

            (f) If, as a result of the efforts described in 5.5(e), the Remarketing Agent has determined that it will be able to remarket all of the Trust Preferred Securities tendered or deemed tendered for purchase at a price of at least 100.25% of the Remarketing Value of such Trust Preferred Securities (determined on the basis of the Trust Preferred Securities being remarketed), on the third Business Day immediately preceding October 15, 2004, the Remarketing Agent shall determine the Reset Rate, which shall be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum), adjusted up, that the Remarketing Agent determines, in its sole reasonable judgment, to be sufficient to cause the then current aggregate market value of the Trust Preferred Securities to be equal to at least 100.25% of the Remarketing Value (assuming, even if not true, that all the Trust Preferred Securities are held as components of Units and are to be remarketed); provided that in no event shall the Reset Rate be less than 5.11%.

            (g) If none of the Holders of the Trust Preferred Securities or the holders of the Units elect to have Trust Preferred Securities remarketed in the Remarketing, the Reset Rate shall be the rate determined by the Remarketing Agent, in its sole reasonable discretion, as the rate that would have been established had a Remarketing been held on the Remarketing Date, subject to the proviso set forth in the last clause of Section 5.5(f).

            (h) If, by 4:00 p.m., New York City time, on the Remarketing Date or any Subsequent Remarketing Date, the Remarketing Agent is unable to remarket all of the Trust Preferred Securities tendered or deemed tendered for purchase, a failed Remarketing ("Failed Remarketing") shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Purchase Contract Agent, the Indenture Trustee, the Collateral Agent, the Clearing Agency, the Property Trustee, the Trust, the Depositor and TECO. TECO will cause a notice of any Failed Remarketing to be published on the second Business Day following the Remarketing Date (and any Subsequent Remarketing Date, as the case may be) in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal.

            (i) In the event of a Failed Remarketing, the Remarketing Agent may make one or more attempts to remarket the Trust Preferred Securities in accordance with the procedures set forth in this Section 5.5 and the Remarketing Agreement (each a "Subsequent Remarketing"); provided that (x) the notice of any Subsequent Remarketing cannot be given until the notice of the Failed Remarketing (referred to in Section 5.5(h)) has been published in respect of any immediately preceding Failed Remarketing and (y) the settlement date in respect of any Subsequent Remarketing must fall no later than on the Business Day immediately preceding the Purchase Contract Settlement Date. If by the Purchase Contract Settlement Date the Remarketing Agent has failed to remarket the Trust Preferred Securities which are components of Units at a price equal to at least 100.25% of the Remarketing Value thereof, in accordance with the terms of the Pledge Agreement, the Collateral Agent, for the benefit of TECO, may exercise its rights as a secured party with respect to such Trust Preferred Securities, including among others, its right, subject to applicable law, to (x) retain such Trust Preferred Securities in full satisfaction of the Holders obligations under the Purchase Contracts or (y) sell such Trust Preferred Securities in one or more public or private sales; provided, that if upon a Failed Remarketing, the Collateral Agent exercises such rights for the benefit of TECO with respect to such Trust Preferred Securities, any accumulated and unpaid distributions on such Trust Preferred Securities will become payable by TECO to the Purchase Contract Agent for payment to the Holders of the Units to which such Trust Preferred Securities relate. Such payment will be made by TECO on or prior to 11:00 a.m., New York City time, on the Purchase Contract Settlement Date in lawful money of the United States by certified or cashiers' check or wire transfer in immediately available funds payable to or upon the order of the Purchase Contract Agent.

            (j) By approximately 4:30 p.m., New York City time, on the Remarketing Date (or any Subsequent Remarketing Date) provided that there has not been a Failed Remarketing, the Remarketing Agent shall advise, by telephone
(i) the Clearing Agency, the Indenture Trustee, the Trust, the Purchase Contract Agent, the Depositor and TECO of the Reset Rate determined in the Remarketing and the number of Trust Preferred Securities sold in the Remarketing, (ii) each purchaser (or the Depositary Participant thereof) purchasing Trust Preferred Securities sold in the Remarketing of the Reset Rate and the number of Trust Preferred Securities such purchaser is to purchase and (iii) each purchaser to give instructions to its Depositary Participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the Trust Preferred Securities purchased through the facilities of the Clearing Agency.

            (k) In accordance with the Clearing Agency's normal procedures, on the Remarketing Settlement Date, the transactions described above with respect to each Trust Preferred Security tendered for purchase and sold in the Remarketing shall be executed through the Clearing Agency, and the accounts of the respective Depositary Participants shall be debited and credited and such Trust Preferred Securities delivered by book-entry as necessary to effect purchases and sales of such Trust Preferred Securities. The Clearing Agency shall make payment in accordance with its normal procedures.

            (l) If any Holder of the Trust Preferred Securities selling Trust Preferred Securities in the Remarketing fails to deliver such Trust Preferred Securities, the Depositary Participant of such selling holder and of any other Person that was to have purchased Trust Preferred Securities in the Remarketing may deliver to any such other Person a number of Trust Preferred Securities that is less than the number of Trust Preferred Securities that otherwise was to be purchased by such Person. In such event, the number of Trust Preferred Securities to be so delivered shall be determined by such Depositary Participant, and delivery of such lesser number of Trust Preferred Securities shall constitute good delivery.

            (m) The Remarketing Agent is not obligated to purchase any Trust Preferred Securities that otherwise would remain unsold in the Remarketing. Neither the Trust, any Trustee, the Depositor, TECO nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of the Trust Preferred Securities for Remarketing.

            (n) Under the Remarketing Agreement, TECO, in its capacity as Notes issuer, shall be liable for, and shall pay, any and all costs and expenses incurred in connection with the Remarketing, and the Trust shall not have any liabilities for such costs and expenses.

            (o) For the performance of its services, the Remarketing Agent will retain an amount not exceeding 0.25% of the proceeds from the sale of all the Trust Preferred Securities included in the Remarketing. The Remarketing Agent shall use the portion of the proceeds attributable to the Trust Preferred Securities that were components of Units to purchase (in open market or at treasury auction, in its discretion) the amount and types of U.S. Treasury securities set forth in clauses (A) and (B) of the definition of "Remarketing Value" and shall deliver such securities through the Purchase Contract Agent to the Collateral Agent to secure the obligations under the related purchase contracts of the Holders of Normal Units whose Trust Preferred Securities were included in the Remarketing. The Remarketing Agent shall remit the portion of the proceeds attributable to the Trust Preferred Securities that were not components of Units to the holders of such Trust Preferred Securities. The Remarketing Agent shall remit any remaining balance of the proceeds, if any, to the Purchase Contract Agent for the benefit of the Holders of Units participating in the Remarketing.

            (p) The tender and settlement procedures set in this Section 5.5, including provisions for payment by purchasers of the Trust Preferred Securities in the Remarketing, shall be subject to modification to the extent required by the Clearing Agency or if the book-entry system is no longer available for the Trust Preferred Securities at the time of the Remarketing, to facilitate the tendering and remarketing of the Trust Preferred Securities in certificated form. In addition, the Remarketing Agent may modify the settlement procedures set forth herein in order to facilitate the settlement process.

         SECTION 5.6. MUTILATED, DESTROYED, LOST OR STOLEN TRUST PREFERRED SECURITIES CERTIFICATES.

         If (a) any mutilated Trust Preferred Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Preferred Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Property Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Preferred Securities Certificate shall have been acquired by a bona fide purchaser, the Property Trustee on behalf of the Trust shall execute, authenticate and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Preferred Securities Certificate, a new Trust Preferred Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Preferred Securities Certificate under this Section, the Property Trustee or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Preferred Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial ownership interest in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Preferred Securities Certificate shall be found at any time.

         SECTION 5.7. PERSONS DEEMED HOLDERS.

         The Property Trustee or the Securities Registrar shall treat the Person in whose name any Trust Preferred Securities Certificate shall be registered in the Securities Register as the owner of such Trust Preferred Securities Certificate for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Property Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

         SECTION 5.8. ACCESS TO LIST OF HOLDERS' NAMES AND ADDRESSES.

         At any time when the Property Trustee is not also acting as the Securities Registrar, the Depositor shall furnish or cause to be furnished to the Property Trustee (a) quarterly on or before January 15, April 15, July 15 and October 15 in each year, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Holders as of the most recent regular record date (as provided in Section 4.1(c)) and (b) promptly after receipt by the Depositor of a request therefor from the Property Trustee, such other information as the Property Trustee may reasonably require in order to enable the Property Trustee to discharge its obligations under this Trust Agreement, in each case to the extent such information is in the possession or control of the Depositor and is not identical to a previously supplied list or has not otherwise been received by the Property Trustee in its capacity as Securities Registrar. The rights of Holders to communicate with other Holders with respect to their rights under this Trust Agreement or under the Trust Preferred Securities, and the corresponding rights of the Property Trustee shall be as provided in the Trust Indenture Act. Each Holder, by receiving and holding a Trust Preferred Securities Certificate, and each Owner shall be deemed to have agreed not to hold the Depositor or the Property Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         SECTION 5.9. MAINTENANCE OF OFFICE OR AGENCY.

         The Trust shall maintain an office or offices or agency or agencies where Trust Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trust in respect of the Trust Preferred Securities Certificates may be served. The Trust initially designates The Bank of New York, 101 Barclay Street, 21st Floor West, New York, New York 10286, Attention: Corporate Trust Administration, as its corporate trust office for such purposes. The Property Trustee shall give prompt written notice to the Depositor and to the Holders of any change in the location of the Securities Registrar or any such office or agency.

         SECTION 5.10. APPOINTMENT OF PAYING AGENT.

         The Paying Agent shall make distributions to Holders from the Payment Account and shall report the amounts of such distributions to the Property Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the distributions referred to above. The Depositor may remove and replace the Paying Agent if the Depositor determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be the Bank. The Paying Agent may choose any co-paying agent that is acceptable to the Property Trustee and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Depositor. In the event that the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Depositor shall appoint a successor that is acceptable to the Property Trustee to act as Paying Agent (which shall be a bank or trust company). The Depositor shall cause such successor Paying Agent or any additional Paying Agent appointed by the Depositor to execute and deliver to the Property Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Property Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and, upon removal of a Paying Agent, such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

         SECTION 5.11. BOOK-ENTRY TRUST PREFERRED SECURITIES CERTIFICATES

         The Trust Preferred Securities Certificates, upon original issuance, will be issued in the form of a typewritten Trust Preferred Securities Certificate or Certificates representing Book-Entry Trust Preferred Securities Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust. Such Trust Preferred Securities Certificate or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no beneficial owner will receive a Definitive Trust Preferred Securities Certificate representing such beneficial owner's interest in such Trust Preferred Securities, except as provided in Section 5.13. Unless and until Definitive Trust Preferred Securities Certificates have been issued to beneficial owners pursuant to Section 5.13:

            (a) the provisions of this Section 5.11 shall be in full force and effect;

            (b) the Securities Registrar, the Paying Agent and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Trust Preferred Securities Certificates (including the payment of the Liquidation Amount of and Distributions on the Book-Entry Trust Preferred Securities Certificate and the giving of instructions or directions to Owners of Book-Entry Trust Preferred Securities) as the sole Holder of Book-Entry Trust Preferred Securities and shall have no obligations to the Owners thereof;

            (c) to the extent that the provisions of this Section 5.11 conflict with any other provisions of this Trust Agreement, the provisions of this
Section 5.11 shall control; and

            (d) the rights of the Owners of the Book-Entry Trust Preferred Securities Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Trust Preferred Securities Certificates are issued pursuant to Section 5.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Trust Preferred Securities to such Clearing Agency Participants.

         SECTION 5.12. NOTICES TO CLEARING AGENCY.

         To the extent that a notice or other communication to the Owners is required under this Trust Agreement, unless and until Definitive Trust Preferred Securities Certificates shall have been issued to Owners pursuant to Section 5.13, the Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

         SECTION 5.13. DEFINITIVE TRUST PREFERRED SECURITIES CERTIFICATES.

         If (a) the Depositor advises the Property Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Trust Preferred Securities Certificates, and the Depositor is unable to locate a qualified successor, (b) the Depositor at its option advises the Property Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of a Note Event of Default, Owners of Trust Preferred Securities Certificates representing beneficial ownership interests aggregating at least a majority of the aggregate Liquidation Amount advise the Property Trustee in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Owners of Trust Preferred Securities Certificates, then the Property Trustee shall notify the Clearing Agency and the Clearing Agency shall notify all Owners of Trust Preferred Securities Certificates and the other Trustees of the occurrence of any such event and of the availability of the Definitive Trust Preferred Securities Certificates to Owners requesting the same. Upon surrender to the Property Trustee of the typewritten Trust Preferred Securities Certificate or Certificates representing the Book-Entry Trust Preferred Securities Certificates by the Clearing Agency, accompanied by registration instructions, the Property Trustee shall execute the Definitive Trust Preferred Securities Certificates in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Trust Preferred Securities Certificates, the Property Trustee shall recognize the Holders of the Definitive Trust Preferred Securities Certificates as Holders. The Definitive Trust Preferred Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Property Trustee, as evidenced by the execution thereof by the Property Trustee. Notwithstanding the foregoing, if at the time a Definitive Trust Preferred Securities Certificate is to be delivered to an Owner, such Trust Preferred Securities are subject to the Pledge Agreement, such Trust Preferred Securities Certificate shall be delivered to the Collateral Agent until such time as such Trust Preferred Securities are no longer subject to the Pledge Agreement.

         SECTION 5.14. RIGHTS OF HOLDERS.

            (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.7, and the Holders shall not have any right or title therein other than the undivided beneficial ownership interests in the assets of the Trust conferred by their Trust Preferred Securities and they shall have no right to call for any partition or division of property profits or rights of the Trust except as described below. The Trust Preferred Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Preferred Securities shall have no preemptive or similar rights and when issued and delivered to Holders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust. The Holders of the Trust Preferred Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

            (b) Any Person who is the Owner of the Trust Preferred Securities represented by the Trust Preferred Securities Certificates held by the Clearing Agency or, if a participant in the Clearing Agency is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly), in accordance with the rules of such Clearing Agency, may withdraw all, but not less than all, of the Company Preferred Securities represented by such Trust Preferred Securities by providing a written notice to the Property Trustee, with evidence of beneficial ownership in form satisfactory to the Property Trustee, and providing to the Depositor such documents or information as the Depositor may request for tax reporting purposes, at the Corporate Office or at such other office as the Property Trustee may designate for such withdrawals, all in form satisfactory to the Property Trustee, in its sole discretion. The Owner's notice shall also be deemed to be such Owner's agreement to be subject to the terms of the LLC Agreement applicable to the rights of holders of the Company Preferred Securities.

         Within a reasonable period after such a request has been properly made:
(i) the Depositor shall issue to the withdrawing Owner a Company Preferred Security Certificate representing the amount of the Company Preferred Securities so withdrawn, (ii) the Property Trustee, on behalf of the Trust, shall instruct the Clearing Agency to reduce the amount of Trust Preferred Securities represented by the Global Certificate held by the Clearing Agency by the corresponding amount of the Company Preferred Securities withdrawn by the withdrawing Owner and (iii) the Property Trustee shall reduce the amount of Company Preferred Securities represented by the Global Certificate held by the Trust accordingly.

         Any Owner who wishes to withdraw the Company Preferred Securities in accordance with this Section 5.14(b) shall be required to provide the Depositor with a completed Form W-9 or such other documents or information as are requested by the Depositor for tax reporting purposes and thereafter shall be admitted to the Depositor as a member of the Depositor upon such Owner's receipt of a Company Preferred Security Certificate registered in such Owner's name.

         The Property Trustee shall deliver the Company Preferred Security Certificates represented by the Trust Preferred Securities surrendered in accordance with this Section 5.14(b) to the Owner at the Corporate Trust Office, except that, at the request, risk and expense of the Owner and for the account of the Owner, such delivery may be made at such other place as may be designated by such Owner. The Property Trustee shall deliver such Company Preferred Security Certificates only upon payment by such Owner to the Property Trustee of all taxes and other governmental charges and any fees (including the fees and expenses of the Property Trustee and its counsel) payable in connection with such delivery and the transfer of such Company Preferred Security Certificates.

         Notwithstanding anything in this Section 5.14(b) to the contrary:

               (i) if the Company Preferred Securities represented by Trust Preferred Securities have been called for redemption in accordance with the LLC Agreement, no Owner of such Trust Preferred Securities may withdraw any or all of the Company Preferred Securities represented by such Trust Preferred Securities; and

               (ii) if the Trust Preferred Securities to be exchanged are Pledged Trust Preferred Securities, then the Owner of such Pledged Trust Preferred Securities must first take such actions as may be required to have the Trust Preferred Securities released from the pledge under the Pledge Agreement so that such Trust Preferred Securities are no longer Pledged Trust Preferred Securities and are exchanged free and clear of any liens and encumbrances.

            (c) In the event that the LLC has been dissolved and Notes in an aggregate principal amount equal to the aggregate Liquidation Amount of the Company Preferred Securities have been distributed to the Property Trustee to be held in place of the Company Preferred Securities as Trust Property, any Person who is the Owner of the Trust Preferred Securities represented by the Trust Preferred Securities Certificates held by the Clearing Agency or, if a participant in the Clearing Agency is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly), in accordance with the rules of such Clearing Agency, may withdraw all, but not less than all, of the Notes represented by such Trust Preferred Securities by providing a written notice to the Property Trustee, with evidence of beneficial ownership in form satisfactory to the Property Trustee, and providing to the Indenture Trustee such documents or information as the Indenture Trustee may request for tax reporting purposes, at the Corporate Office or at such other office as the Property Trustee may designate for such withdrawals, all in form satisfactory to the Property Trustee, in its sole discretion. The Owner's notice shall also be deemed to be such Owner's agreement to be subject to the terms of the Indenture applicable to the rights of holders of the Notes.

         Within a reasonable period after such a request has been properly made:
(i) the Property Trustee shall request that the Indenture Trustee issue to the withdrawing Owner a Note in the principal amount equal to the aggregate Liquidation Amount of the Trust Preferred Securities representing the Notes so withdrawn, (ii) the Property Trustee, on behalf of the Trust, shall instruct the Clearing Agency to reduce the amount of Trust Preferred Securities represented by the Global Certificate held by the Clearing Agency by an amount of aggregate Liquidation Amount equal to the principal amount of the Notes withdrawn by the withdrawing Owner and (iii) the Property Trustee shall reduce the aggregate principal amount of Notes held by the Trust accordingly.

         Any Owner who wishes to withdraw the Notes in accordance with this
Section 5.14(c) shall be required to provide the Indenture Trustee with a completed Form W-9 or such other documents or information as are requested by the Indenture Trustee for tax reporting purposes.

         The Property Trustee shall deliver the Notes represented by the Trust Preferred Securities surrendered in accordance with this Section 5.14(c) to the Owner at the Corporate Trust Office, except that, at the request, risk and expense of the Owner and for the account of the Owner, such delivery may be made at such other place as may be designated by such Owner. The Property Trustee shall deliver such Notes only upon payment by such Owner to the Property Trustee of all taxes and other governmental charges and any fees (including the fees and expenses of the Property Trustee and its counsel) payable in connection with such delivery and the transfer of such Notes.

         Notwithstanding anything in this Section 5.14(c) to the contrary:

               (i) if the Notes represented by Trust Preferred Securities have been called for redemption in accordance with the Indenture, no Owner of such Trust Preferred Securities may withdraw any or all of the Notes represented by such Trust Preferred Securities.; and

               (ii) if the Trust Preferred Securities to be exchanged are Pledged Trust Preferred Securities, then the Owner of such Pledged Trust Preferred Securities must first take such actions as may be required to have the Trust Preferred Securities released from the pledge under the Pledge Agreement so that such Trust Preferred Securities are no longer Pledged Trust Preferred Securities and are exchanged free and clear of any liens and encumbrances.

            (d) Any holder of Company Preferred Securities may redeposit withdrawn Company Preferred Securities by delivering to the Property Trustee the Company Preferred Security Certificate for the Company Preferred Securities to be deposited, which are (i) if required by the Property Trustee properly endorsed or accompanied by a properly executed instrument of transfer or endorsement in form satisfactory to the Property Trustee and in compliance with the terms of the LLC Agreement and (ii) accompanied by all such certifications as may be required by the Property Trustee in its sole discretion and in accordance with the provisions of this Agreement. Within a reasonable period after such deposit is properly made, the Property Trustee shall instruct the Clearing Agency to increase the amount of Trust Preferred Securities represented by the Global Certificate held by the Clearing Agency by an amount equal to the Company Preferred Securities so deposited. The Property Trustee shall accept the redeposit of such Company Preferred Securities only upon payment by such holder of the Company Preferred Securities to the Property Trustee of all taxes and other governmental charges and any fees and expenses (including the fees and expenses of the Property Trustee and its counsel) payable in connection with such deposit and the transfer of the deposited Company Preferred Securities.

            (e) Any holder of Notes may redeposit withdrawn Notes by delivering to the Property Trustee the Notes to be deposited, which are (i) if required by the Property Trustee properly endorsed or accompanied by a properly executed instrument of transfer or endorsement in form satisfactory to the Property Trustee and in compliance with the terms of the Indenture and (ii) accompanied by all such certifications as may be required by the Property Trustee in its sole discretion and in accordance with the provisions of this Agreement. Within a reasonable period after such deposit is properly made, the Property Trustee shall instruct the Clearing Agency to increase the amount of Trust Preferred Securities represented by the Global Certificate held by the Clearing Agency by an amount equal to the principal amount of the Notes so deposited. The Property Trustee shall only accept the redeposit of such Notes upon payment by such holder of the Notes to the Property Trustee of all taxes and other governmental charges and any fees and expenses (including the fees and expenses of the Property Trustee and its counsel) payable in connection with such deposit and the transfer of the deposited Notes.

            (f) If required by the Property Trustee, Company Preferred Security Certificates or Notes presented for redeposit at any time shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Property Trustee, that shall provide for the prompt transfer to the Property Trustee or its nominee of any distribution or other right that any Person in whose name the Company Preferred Security Certificates or Notes are registered may thereafter receive upon or in respect of such deposited Company Preferred Securities or Notes, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Property Trustee.

            (g) Any Person presenting Company Preferred Security Certificates or Notes for redeposit in accordance with this Section may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Property Trustee may reasonably deem necessary or proper.

         SECTION 5.15. RIGHTS WITH RESPECT TO NOTES.

            (a) For so long as any Trust Preferred Securities remain Outstanding, if, upon a Note Event of Default, the Indenture Trustee fails, or the holders of not less than 25% in aggregate principal amount of the outstanding Notes fail, to declare the principal of all of the

Notes to be immediately due and payable, the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Trust Preferred Securities shall have such right by a notice in writing to TECO and the Indenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Notes shall become immediately due and payable; provided that the payment of principal and interest on such Notes shall remain subordinated to the extent provided in the Indenture. At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as in the Indenture provided, the Holders of a majority in Liquidation Amount of the Trust Preferred Securities, by written notice to the Property Trustee, TECO and the Indenture Trustee may rescind and annul such declaration and its consequences if:

               (i) TECO has paid or deposited with the Indenture Trustee a sum sufficient to pay

                  (A) all overdue installments of interest on all of the Notes,

                  (B) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and

                  (C) all sums paid or advanced by the Indenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel; and

               (ii) all Events of Default with respect to the Notes, other than the non-payment of the principal of the Notes which has become due solely by such acceleration, have been cured or waived as provided in Section 502 of the Indenture.

         The Holders of a majority in aggregate Liquidation Amount of the Outstanding Trust Preferred Securities may, on behalf of the Holders of all the Trust Preferred Securities, waive any past default under the Indenture, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Note. No such waiver or rescission shall affect any subsequent default or impair any right consequent thereon. Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Trust Preferred Securities all or part of which is represented by Book-Entry Trust Preferred Securities Certificates, a record date shall be established for determining Holders of outstanding Trust Preferred Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.15(a).

            (b) For so long as any Trust Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Agreement and the Indenture, upon a Note Event of Default specified in
Section 501(1) or 501(2) of the Indenture, any Holder of Trust Preferred Securities shall have the right to institute a proceeding directly against TECO, pursuant to the Indenture, for enforcement of payment to such Holder of the principal amount of or interest on Notes having a principal amount equal to the aggregate Liquidation Amount of the Trust Preferred Securities of such Holder (a "Direct Action"). In connection with any such Direct Action, TECO will be subrogated to the rights of any Holder of the Trust Preferred Securities to the extent of any payment made by TECO to such Holder of Trust Preferred Securities as a result of such Direct Action.

                                   ARTICLE 6

                        ACTS OF HOLDERS; MEETINGS; VOTING

         SECTION 6.1. LIMITATIONS ON VOTING RIGHTS.

            (a) Except as provided in this Section, in Sections 8.10 and 10.2 and as otherwise required by law, no Holder of Trust Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Preferred Securities Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association.

            (b) Voting of Company Preferred Securities.

               (i) If at any time, the holders of Company Preferred Securities are entitled to vote under the LLC Agreement, the Property Trustee shall: (A) notify the Holders of the Trust Preferred Securities of such right, (B) request specific direction from each Holder as to the vote with respect to the Company Preferred Securities represented by such Holder's Trust Preferred Securities, and (C) vote the relevant Company Preferred Securities only in accordance with such specific direction.

               (ii) Upon receiving notice of any meeting at which the holders of Company Preferred Securities are entitled to vote, the Property Trustee shall, as soon as practicable, mail to the Holders of the Trust Preferred Securities a notice as provided under Section 10.8. The Depositor shall provide the form of notice to the Trustee to be forwarded to the Holders of the Trust Preferred Securities. The notice shall contain: (A) all the information that is contained in the notice announcing the meeting of the Company Preferred Securities, (B) a statement that the Holders of the Trust Preferred Securities shall be entitled, subject to any

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applicable provision of law, to direct the Property Trustee specifically as to the exercise of the voting rights pertaining to the number of the Company Preferred Securities represented by their respective Trust Preferred Securities, and (C) a brief description of the manner in which the Holders of the Trust Preferred Securities may give such specific directions.

               (iii) If the Trust receives a written direction from a Holder, the Property Trustee shall vote, or cause to be voted, the amount of the Company Preferred Securities represented by such Holder's Trust Preferred Securities in accordance with the instructions set forth in the direction. If the Property Trustee does not receive specific instructions from any Holder, the Property Trustee shall abstain from voting the Company Preferred Securities represented by such Holder's Trust Preferred Securities.

               (iv) The Depositor hereby agrees to take all reasonable action that may be deemed necessary by the Property Trustee in order to enable the Property Trustee to vote such Company Preferred Securities or cause such Company Preferred Securities to be voted.

            (c) In the event that the LLC has been dissolved and Notes in an aggregate principal amount equal to the aggregate Liquidation Amount of the Company Preferred Securities have been distributed to the Property Trustee to be held in place of the Company Preferred Securities as Trust Property, the provisions of this Section 6.1(c) shall be applicable.

               (i) If at any time, the holders of Notes are entitled to vote under the Indenture, the Property Trustee shall: (A) notify the Holders of the Trust Preferred Securities of such right, (B) request specific direction from each Holder as to the vote with respect to the Notes represented by such Holder's Trust Preferred Securities, and (C) vote the relevant Notes only in accordance with such specific direction.

               (ii) Upon receiving notice of any meeting at which the holders of Notes are entitled to vote, the Property Trustee shall, as soon as practicable, mail to the Holders of the Trust Preferred Securities a notice as provided under
Section 10.8. The Depositor shall provide the form of notice to the Trustee, consistent with any notice provided to the holders of the Notes by the Indenture Trustee, to be forwarded to the Holders of the Trust Preferred Securities. The notice shall contain: (A) all the information that is contained in the notice announcing the meeting of the holders of the Notes, (B) a statement that the Holders of the Trust Preferred Securities shall be entitled, subject to any applicable provision of law, to direct the Property Trustee specifically as to the exercise of the voting rights pertaining to the aggregate principal amounts of Notes represented by their respective Trust Preferred Securities, and (C) a brief description of the manner in which the Holders of the Trust Preferred Securities may give such specific directions.

               (iii) If the Trust receives a written direction from a Holder, the Property Trustee shall vote, or cause to be voted, the aggregate principal amount of the Notes represented by such Holder's Trust Preferred Securities in accordance with the instructions set forth in the direction. If the Property Trustee does not receive specific instructions from any Holder, the Property Trustee shall abstain from voting the Notes represented by such Holder's Trust Preferred Securities.

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
               (iv) The Depositor hereby agrees to take all reasonable action that may be deemed necessary by the Property Trustee in order to enable the Property Trustee to vote such Notes or cause such Notes to be voted.

            (d) If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Trust Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Trust Preferred Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in aggregate Liquidation Amount of the Outstanding Trust Preferred Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, the Trust would be classified as an association taxable as a corporation for United States Federal income tax purposes.

         SECTION 6.2. NOTICE OF MEETINGS.

         Notice of all meetings of the Trust Preferred Holders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each Trust Preferred Holder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

         SECTION 6.3. MEETINGS OF TRUST PREFERRED HOLDERS.

         No annual meeting of Holders is required to be held. The Property Trustee, however, shall call a meeting of Holders to vote on any matter upon the written request of the Trust Preferred Holders of record of 25% in aggregate Liquidation Amount of the Trust Preferred Securities (based upon their Liquidation Amount) and the Property Trustee may, at any time in its discretion, call a meeting of Trust Preferred Holders to vote on any matters as to which Trust Preferred Holders are entitled to vote. All meetings of the Holders shall be held at the principal office of the Trust or at another location determined by the Property Trustee, provided such location is outside the State of Florida.

         Trust Preferred Holders of record of 50% of the Outstanding Trust Preferred Securities (based upon their Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Holders.

         If a quorum is present at a meeting, an affirmative vote by the Trust Preferred Holders of record present, in person or by proxy, holding a majority of the Trust Preferred Securities (based upon their Liquidation Amount) held by the Trust Preferred Holders of record present, either in person or by proxy, at such meeting shall constitute the action of the Holders, unless this Trust Agreement requires a greater number of affirmative votes.

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
         In connection with any action to be taken or determination to be made under this Section 6.3, all Trust Preferred Securities held by TECO or any of its affiliates or the Trustees (the "Affiliate Securities") shall be treated as if they were not outstanding.

         SECTION 6.4. VOTING RIGHTS.

            (a) Holders shall be entitled to one vote for each $25.00 of Liquidation Amount represented by their Trust Preferred Securities in respect of any matter as to which such Holders are entitled to vote, provided that in no event shall Holders holding Affiliate Securities be entitled to a vote.

            (b) Notwithstanding anything to the contrary contained in this Trust Agreement, the voting rights of holders of Pledged Trust Preferred Securities (as defined in the Purchase Contract Agreement) shall be exercised through the Purchase Contract Agent, as provided by the Purchase Contract Agreement and the Pledge Agreement, and all notices required to be given to, directions solicited from and votes on behalf of, the Holders of the Trust Preferred Securities shall, at all times that such Trust Preferred Securities are Pledged Trust Preferred Securities, be given to, solicited from and voted in accordance with the direction of the Purchase Contract Agent.

         SECTION 6.5. PROXIES, ETC.

         At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy; provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Property Trustee, or with such other officer or agent of the Trust as the Property Trustee may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Holders of record shall be entitled to vote. When Trust Preferred Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Preferred Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Preferred Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

         SECTION 6.6. HOLDER ACTION BY WRITTEN CONSENT.

         Any action which may be taken by Holders at a meeting may be taken without a meeting if Holders holding a majority of all Outstanding Trust Preferred Securities (based upon their Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing, provided that for the purposes of this Section 6.6, the Affiliate Securities shall be treated as if they were not outstanding.

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
         SECTION 6.7. RECORD DATE FOR VOTING AND OTHER PURPOSES.

         For the purposes of determining the Holders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Preferred Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Property Trustee may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of a distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.

         SECTION 6.8. ACTS OF HOLDERS.

         Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Property Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Trustees, if made in the manner provided in this Section.

         The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such certifying person the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

         The ownership of Trust Preferred Securities shall be proved by the Securities Register.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Preferred Security shall bind every future Holder of the same Trust Preferred Security and the Holder of every Trust Preferred Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Preferred Security.

         Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Preferred Security may do so with regard to all or any part of the Liquidation Amount of such Trust Preferred Security or by one or more duly appointed

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
agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

         If any dispute shall arise between the Holders and the Property Trustee or among such Holders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Holder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

         SECTION 6.9. INSPECTION OF RECORDS.

         Upon reasonable notice to the Property Trustee, the records of the Trust shall be open to inspection by Holders during normal business hours for any purpose reasonably related to such Holder's interest as a Holder.

                                   ARTICLE 7

                         REPRESENTATIONS AND WARRANTIES

         SECTION 7.1. REPRESENTATIONS AND WARRANTIES OF THE PROPERTY TRUSTEE AND THE DELAWARE TRUSTEE.

         The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Holders that:

            (a) the Property Trustee is a New York banking corporation;

            (b) the Property Trustee meets the applicable eligibility requirements set forth in Section 8.7, has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

            (c) the Delaware Trustee is a Delaware banking corporation duly organized, validly existing and in good standing in the State of Delaware;

            (d) the Delaware Trustee meets the applicable eligibility requirements set forth in Section 8.7, has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

            (e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

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
            (f) the execution, delivery and performance of this Trust Agreement have been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and do not require any approval of stockholders of the Property Trustee and the Delaware Trustee and such execution, delivery and performance will not (i) violate the charter or by-laws of the Property Trustee or the Delaware Trustee, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the corporate, banking, trust or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

            (g) neither the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee (as appropriate in context) contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing Federal law governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee, as the case may be, or under the laws of the United States or the State of Delaware; and

            (h) there are no proceedings pending or, to the best of each of the Property Trustee's and the Delaware Trustee's knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

         SECTION 7.2. REPRESENTATIONS AND WARRANTIES OF DEPOSITOR.

         The Depositor hereby represents and warrants for the benefit of the Holders that:

            (a) the Trust Preferred Securities Certificates issued at each Closing Date on behalf of the Trust have been duly authorized and will have been, duly and validly executed, issued and delivered by the Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement, and the Holders will be, as of each such date, entitled to the benefits of this Trust Agreement; and

            (b) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.

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                                   ARTICLE 8

                                  THE TRUSTEES

         SECTION 8.1. CERTAIN DUTIES AND RESPONSIBILITIES.

            (a) The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, subject to the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section. Nothing in this Trust Agreement shall be construed to release the Property Trustee from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct.

            (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Preferred Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Preferred Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Preferred Security or for any other liability in respect of any Trust Preferred Security. This Section 8.1(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement and, in the case of the Property Trustee, in the Trust Indenture Act.

            (c) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own gross negligent action or its own gross negligent failure to act or its own willful misconduct, except that:

               (i) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

               (ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate Liquidation Amount of the Trust Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

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
               (iii) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Company Preferred Securities and the Payment Account shall be to deal with such Property in similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

               (iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law; and

               (v) the Property Trustee shall not be responsible for monitoring the compliance by the Depositor with its duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of the Depositor.

         SECTION 8.2. CERTAIN NOTICES.

         Within ten Business Days after the receipt of notice of TECO's exercise of its right to defer the payment of interest on the Notes pursuant to the Indenture, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Holders, unless such exercise shall have been revoked.

         SECTION 8.3. CERTAIN RIGHTS OF PROPERTY TRUSTEE.

         Subject to the provisions of Section 8.1:

            (a) the Property Trustee may conclusively rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or
(ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Trust Preferred Holders are entitled to vote under the terms of this Trust Agreement, the Property Trustee may, in its sole discretion, seek the instructions of the Depositor by written notice requesting instructions. The Property Trustee may take and shall be protected in taking such action as has been directed by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to take or refrain from taking such action not inconsistent with this Trust Agreement as it

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
shall deem advisable and in the best interests of the Holders, in which event the Property Trustee shall have no liability except for its own bad faith, gross negligence or willful misconduct;

            (c) any direction or act of the Depositor contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

            (d) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor;

            (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

            (f) the Property Trustee may consult with counsel of its selection (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

            (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless such Holders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

            (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Property Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Depositor, personally or by agent or attorney;

            (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible for its own negligence or recklessness with respect to selection of any agent or attorney appointed by it hereunder;

            (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request instructions from the Holders of the Trust Preferred Securities which instructions may only be given by the

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
Holders of the same proportion in aggregate Liquidation Amount of the Trust Preferred Securities as would be entitled to direct the Property Trustee under the terms of the Trust Preferred Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions;

            (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement; and

            (l) the Property Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed, upon advice of counsel, by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Agreement.

         No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

         SECTION 8.4. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

         The recitals contained herein and in the Trust Preferred Securities Certificates shall be taken as the statements of the Depositor, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Company Preferred Securities.

         SECTION 8.5. MAY HOLD SECURITIES.

         Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Preferred Securities and, subject to Sections 8.8 and 8.13 and except as provided in the definition of the term "Outstanding" in Article I, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

         SECTION 8.6. COMPENSATION; INDEMNITY; FEES.

         The Depositor and TECO agree:

            (a) to pay to the Trustees from time to time such compensation as shall be agreed to in writing between the Depositor and the Trustees for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the

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Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

            (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Trustee, (ii) any Affiliate of any Trustee, (iii) any officer, director, shareholder, employee, representative or agent of any Trustee, and (iv) any employee or agent of the Trust or its Affiliates, (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions.

            (d) to the fullest extent permitted by applicable law, to advance expenses (including legal fees and expenses) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Depositor of (i) a written affirmation by or on behalf of the Indemnified Person of its or his good faith belief that it or he has met the standard of conduct set forth in this Section 8.6 and (ii) an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

         The provisions of this Section 8.6 shall survive the termination of this Trust Agreement or the resignation or removal of any Trustee.

         No Trustee may claim any lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.6.

         SECTION 8.7. CORPORATE PROPERTY TRUSTEE REQUIRED; ELIGIBILITY OF TRUSTEES.

            (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Preferred Securities. The Property Trustee shall be a Person with a principal place of business outside the State of Florida and that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Property Trustee shall, at all times, administer the Trust and the Trust Property outside the State of Florida and shall maintain its books and records outside the State of Florida. If at any time the Property Trustee with respect to the Trust Preferred Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

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
            (b) There shall at all times be a Delaware Trustee with respect to the Trust Preferred Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

         SECTION 8.8. CONFLICTING INTERESTS.

         If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement. The Depositor and any Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Trust Preferred Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. Neither the Depositor nor any Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and the Depositor or any Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Trustee may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

         SECTION 8.9. CO-TRUSTEES AND SEPARATE TRUSTEE.

         Unless a Note Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor shall have power to appoint one or more Persons approved by the Property Trustee either to act as co-trustee jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. In case a Note Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity; provided, however, that any such trustee shall not be a resident of the State of Florida and shall not have its principal place of business in the State of Florida.

         Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

         Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

            (a) The Trust Preferred Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised, solely by such Trustees and not by such co-trustee or separate trustee.

            (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

            (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Note Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

            (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

            (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

            (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

         SECTION 8.10. RESIGNATION AND REMOVAL, APPOINTMENT OF SUCCESSOR.

         No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

         Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time by giving written notice thereof to the Holders. If the instrument of acceptance by the successor Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the Relevant Trustee may, or any Holder who has been a Holder of Trust Preferred Securities for at least six months may, on behalf of himself and all others similarly situated, petition (at the expense of the Depositor), any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

         Unless a Note Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by act of the Depositor. If a Note Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a majority in aggregate Liquidation Amount of the Trust Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust), and the Relevant Trustee may, or any Holder who has been a Holder of Trust Preferred Securities for at least six months may, on behalf of himself and all others similarly situated, petition (at the expense of the Depositor), any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

         If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Note Event of Default shall have occurred and be continuing, the Depositor, by act of the Depositor delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees, and the retiring Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Note Event of Default shall have occurred and be continuing, the Trust Preferred Holders, by Act of the Holders of a majority in aggregate Liquidation Amount of the Trust Preferred Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Trustee shall comply with the applicable requirements of Section 8.11.

         The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 10.8 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

         Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the act of the Property Trustee or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Delaware Trustee set forth in Section 8.7).

         SECTION 8.11. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Preferred

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
Securities shall, upon payment of all amounts owed to it hereunder, execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Preferred Securities and the Trust and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Preferred Securities and the Trust.

         Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case way be.

         No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

         SECTION 8.12. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

         Subject to the requirements of Sections 8.7 and 8.9 hereof, any corporation into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         SECTION 8.13. PREFERENTIAL COLLECTION OF CLAIMS AGAINST TECO, DEPOSITOR OR TRUST.

         If and when the Property Trustee or the Delaware Trustee shall be or become a creditor of TECO, the Depositor or the Trust (or any other obligor upon the Notes, the Company Preferred Securities or the Trust Preferred Securities), the Property Trustee or the Delaware Trustee, as the case may be, shall be subject to and shall take all actions necessary in order to comply with the provisions of the Trust Indenture Act regarding the collection of claims against TECO, the Depositor or the Trust (or any such other obligor).

         SECTION 8.14. REPORTS BY THE PROPERTY TRUSTEE.

         (a) The Property Trustee shall transmit to Holders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Property Trustee shall, within sixty days after each May 15 following the date of this Trust Agreement, deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

         (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each national stock exchange, the Nasdaq National Market or such other interdealer quotation system or self-regulatory organization upon which the Trust Preferred Securities are listed or traded, with the Commission and with the Depositor. The Depositor will promptly notify the Property Trustee when any Trust Preferred Securities are listed on any stock exchange and of any delisting thereof.

         SECTION 8.15. REPORTS TO THE PROPERTY TRUSTEE.

         The Depositor on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

         SECTION 8.16. EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

         The Depositor on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

         SECTION 8.17. NUMBER OF TRUSTEES.

         The number of initial Trustees shall be two. The Property Trustee and the Delaware Trustee may be the same Person, subject to the applicable eligibility requirements set forth herein.

                                   ARTICLE 9

                       TERMINATION, LIQUIDATION AND MERGER

         SECTION 9.1. DISSOLUTION UPON EXPIRATION DATE.

         Unless earlier dissolved, the Trust shall automatically dissolve on December 31, 2051 (the "Expiration Date"). Thereafter, the Trust Property shall be distributed in accordance with Section 9.4.

         SECTION 9.2. SPECIAL DISTRIBUTION EVENTS.

         The first to occur of any of the following events is a "Special Distribution Event", the occurrence of which shall cause a distribution of any undistributed Company Preferred Securities to Holders and permit the dissolution of the Trust:

            (a) the written direction to the Property Trustee from the Depositor, only if a Tax Event or an Investment Company Event (each as defined in the Notes) has occurred, to distribute to Holders in exchange for the Trust Preferred Securities, Company Preferred Securities, or if the LLC has been liquidated and Notes have been distributed to the Property Trustee to be held as Trust Property, Notes;

            (b) the redemption of all of the Trust Preferred Securities;

            (c) the withdrawal of all of the Company Preferred Securities by the Holders or, if the LLC has been liquidated and Notes have been distributed to the Property Trustee to be held as Trust Property, the withdrawal of all of the Notes by the Holders; and

            (d) the entry of an order for dissolution of the Trust by a court of competent jurisdiction.

         SECTION 9.3. TERMINATION.

         As soon as is practicable after the occurrence of an event referred to in Section 9.1 or 9.2, and upon the completion of the winding up and liquidation of the Trust under Section 9.4, the Trustees (each of whom is hereby authorized to take such action) shall file a certificate of cancellation with the Secretary of State of the State of Delaware terminating the Trust and, upon such filing, the respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate.

         SECTION 9.4. LIQUIDATION AND DISTRIBUTION.

            (a) If a Special Distribution Event specified in clause (a), (c) or
(d) of Section 9.2 occurs or upon the Expiration Date, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Holder (x) if the Depositor has not been dissolved, Company Preferred Securities having a liquidation amount equal to the aggregate Liquidation Amount of the Trust Preferred Securities held by the Holder to whom such Company Preferred Securities are distributed (a "Like Amount of Company Preferred Securities"), or (y) if the Depositor has been dissolved, Notes having a principal amount equal to the aggregate Liquidation Amount of the Trust Preferred Securities held by the Holder to whom such Notes are distributed (a "Like Amount of Notes"), subject to Section 9.4(d), provided, that if a liquidation occurs prior to the Contract Settlement Date, the Company Preferred Securities or Notes, as the case may be, distributed with respect to Trust Preferred Securities held in the Collateral Account shall be transferred to the Collateral Account.

         Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each

Holder of Trust Preferred Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

               (i) state the Liquidation Date;

               (ii) state that from and after the Liquidation Date, the Trust Preferred Securities will no longer be deemed to be Outstanding and any Trust Preferred Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Company Preferred Securities or a Like Amount of Notes, as the case may be; and

               (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Preferred Securities Certificates for Company Preferred Securities or Notes, as the case may be, or if Section 9.4(d) applies, receive a Liquidation Distribution, as the Property Trustee shall deem appropriate.

            (b) Except where Section 9.2(b) or 9.4(d) applies, in order to effect the liquidation of the Trust and distribution of the Company Preferred Securities or Notes to Holders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of the Company Preferred Securities or Notes in exchange for the Outstanding Trust Preferred Securities Certificates.

            (c) Except where Section 9.2(b) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Preferred Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Company Preferred Securities or Notes representing a Like Amount of Notes will be issued to Holders of Trust Preferred Securities Certificates, upon surrender of such certificates to the Property Trustee or their agent for exchange, (iii) the Depositor shall use its best efforts to have the Company Preferred Securities listed on the New York Stock Exchange or on such other exchange, interdealer quotation system or self-regulatory organization as the Trust Preferred Securities are then listed, (iv) any Trust Preferred Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Company Preferred Securities or a Like Amount of Notes, as the case may be, accruing Dividends at the rate provided for in the Company Preferred Securities or interest at the rate provided for in the Notes, as the case may be, from the last Distribution Date on which a Distribution was made on such Trust Preferred Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of Dividends or Liquidation Preference will be made to Holders of Trust Preferred Securities Certificates with respect to such Company Preferred Securities or Notes) and (v) all rights of Holders holding Trust Preferred Securities will cease, except the right of such Holders to receive Company Preferred Securities or Notes, as the case may be, upon surrender of Trust Preferred Securities Certificates. If the Company Preferred Securities or the Notes are distributed to the Holders of the Trust Preferred Securities pursuant to this Section 9.4, then they will be subject to the Remarketing, settlement and other provisions of the Purchase Contract Agreement and the Pledge Agreement as if they were the Trust Preferred Securities.

            (d) In the event that, upon the Expiration Date or the occurrence of a Special Distribution Event, notwithstanding the other provisions of this
Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Company Preferred Securities or Notes, as the case may be, in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be wound-up by the Property Trustee in such manner as the Property Trustee determines. In such event, the Trust Preferred Holders holding Trust Preferred Securities at the time outstanding will be entitled to receive out of the assets of the Trust available for distribution to Trust Preferred Holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, before any distribution of assets is made to holders of the Company Common Securities, an amount equal to the Liquidation Amount per Trust Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such winding-up, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable by the Trust on the Trust Preferred Securities shall be paid on a pro rata basis to the Trust Preferred Holders (based upon Liquidation Amounts). If the liquidation occurs prior to the Purchase Contract Settlement Date, the Liquidation Distribution with respect to all Pledged Trust Preferred Securities will be distributed to the Collateral Agent, which in turn will apply an amount equal to the Redemption Amount of the Redemption Price to purchase the Treasury Portfolio on behalf of the Holders of the Units and remit the remaining portion, if any, of such Redemption Price to the Purchase Contract Agent for payment to the Holders of the Units.

         SECTION 9.5. MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST.

         The Trust may not merge with or into, consolidate, convert into, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, except pursuant to this
Section 9.5 or Section 9.4. At the request of the Depositor, without the consent of the Holders of the Trust Preferred Securities, the Property Trustee or the Delaware Trustee, the Trust may merge with or into, consolidate, convert into, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State (other than the State of Florida); provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Preferred Securities or (b) substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities (the "Successor Securities") as long as the Successor Securities rank the same as the Trust Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Depositor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Company Preferred Securities or the Notes, as the case may be,
(iii) the Successor Securities are listed or traded, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Trust Preferred Securities are then listed or traded, if any, (iv) such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of Counsel to the effect that (a) such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act, (viii) TECO guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee; and (ix) the constituent trust and the successor entity maintain their principal executive offices outside the State of Florida. Notwithstanding the foregoing, the Trust shall not, except with the consent of Holders of 100% in Liquidation Amount of the Trust Preferred Securities, consolidate, amalgamate, merge with or into, convert into or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

         SECTION 10.1. LIMITATION OF RIGHTS OF HOLDERS.

         The death, incapacity, dissolution, bankruptcy or termination of any Person having an interest, beneficial or otherwise, in Trust Preferred Securities shall not operate to terminate this Trust Agreement nor dissolve, terminate or annul the Trust nor entitle the legal representatives or heirs of such Person or any Holder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding-up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         SECTION 10.2. AMENDMENT.

            (a) This Trust Agreement may be amended from time to time by the Trustees and the Depositor, without the consent of any Holders, (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Preferred Securities are outstanding or to ensure that the Trust will not be required to register as an investment company under the 1940 Act; (iii) to amend the definition of Company Preferred Securities and Sections 2.3, 2.4 and 5.1 solely for the purpose of reflecting the sale of up to 2,400,000 additional Units pursuant to the Underwriting Agreement and the corresponding increases in the liquidation preference of the Company Preferred Securities, the liquidation preference of the Trust Preferred Securities, the number of Trust Preferred Securities issued to the Company, and price paid for such Trust Preferred Securities; or (iv) to facilitate the tendering, remarketing and settlement of the Trust Preferred Securities as contemplated by Section 5.5, provided, however, that in the case of clause (ii), such action shall not adversely affect in any material respect the interests of any Holder, and any such amendments of this Trust Agreement shall become effective when notice thereof is given to the Holders.

            (b) Except as provided in Section 6.1(d) or Section 10.2(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Depositor with (i) the consent of Trust Preferred Holders representing not less than a majority (based upon aggregate Liquidation Amounts) of the Trust Preferred Securities then Outstanding and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status of an investment company under the 1940 Act.

            (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Holder, this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Preferred Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Preferred Securities as of a specified date or (ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such date; notwithstanding any other provision herein, without the unanimous consent of the Holders, this paragraph (c) of this Section 10.2 may not be amended.

            (d) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an investment company under the 1940 Act or fail or cease to be classified as a grantor trust for United States federal income tax purposes.

            (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor.

            (f) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement which affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

         SECTION 10.3. SEPARABILITY.

         In case any provision in this Trust Agreement or in the Trust Preferred Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 10.4. GOVERNING LAW.

         THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF HOLDERS, THE TRUST, THE DEPOSITOR AND THE TRUSTEES SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION THAT WOULD CALL FOR THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF DELAWARE; PROVIDED, HOWEVER, THAT THERE SHALL NOT BE APPLICABLE TO THE HOLDERS, THE TRUST, THE DEPOSITOR, THE TRUSTEES OR THIS TRUST AGREEMENT ANY PROVISION OF THE LAWS (STATUTORY OR COMMON) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF (A) THE FILING WITH ANY COURT OR GOVERNMENT BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OF RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES THAT ARE INCONSISTENT WITH THE LIMITATIONS OR LIABILITIES OR AUTHORITIES AND POWERS OF THE TRUSTEES AS SET FORTH OR REFERENCED IN THIS TRUST AGREEMENT.
SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.

         SECTION 10.5. PAYMENTS DUE ON NON-BUSINESS DAY.

         If the date fixed for any payment on any Trust Preferred Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in this Trust Agreement) with the same force and effect as though made on the date fixed for such payment, and no interest shall accrue thereon for the period after such date.

         SECTION 10.6. SUCCESSORS.

         This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustee, including any successor by operation of law. Except in connection with transactions permitted under Article Eight of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, or except in connection with a dissolution of the Depositor and the appointment of a successor to the Depositor in accordance with the provisions of the LLC Agreement, the Depositor shall not assign its obligations hereunder.

         SECTION 10.7. HEADINGS.

         The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

         SECTION 10.8. REPORTS, NOTICES AND DEMANDS.

         Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Trust Preferred Holder, to such Trust Preferred Holder as such Holder's name and address may appear on the Securities Register; and (b) in the case of the Depositor, to TECO Funding Company II, LLC, 300 Delaware Avenue, Suite 900, Wilmington, Delaware 19801. Such notice, demand or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

         Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee or the Delaware Trustee shall be given in writing addressed (until another address is published by the Trust) as follows:
(a) with respect to the Property Trustee to The Bank of New York, 101 Barclay Street, 21st Floor West, New York, New York 10286, Attention: Corporate Trust Administration; and (b) with respect to the Delaware Trustee, to The Bank of New York (Delaware), c/o The Bank of New York, 101 Barclay Street, 21st Floor West, New York, New York 10286, Attention: Corporate Trust Administration. Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

         SECTION 10.9. AGREEMENT NOT TO PETITION.

         Each of the Trustees and the Depositor agree for the benefit of the Holders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.9, the Property Trustee agrees, for the benefit of Holders, that (at the expense of the Depositor), it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Trustee or the Trust may assert. The provisions of this Section 10.9 shall survive the termination of this Trust Agreement.

         SECTION 10.10. TRUST INDENTURE ACT; CONFLICT WITH TRUST INDENTURE ACT.

            (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

            (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

            (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

            (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Securities as equity securities representing undivided beneficial ownership interests in the assets of the Trust.

            SECTION 10.11. ACCEPTANCE OF TERMS OF TRUST AGREEMENT, GUARANTEE AND INDENTURE.

         THE RECEIPT AND ACCEPTANCE OF A TRUST PREFERRED SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL OWNERSHIP INTEREST IN SUCH TRUST PREFERRED SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE, THE INDENTURE, THE PURCHASE CONTRACT AGREEMENT, THE PLEDGE AGREEMENT, AND THE REMARKETING AGREEMENT AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH HOLDER AND SUCH OTHERS.

            THIS TRUST AGREEMENT is executed as of the date first above written.

                                  TECO FUNDING COMPANY II, LLC,
                                  as Depositor

                                  By: /s/ Mildred F. Smith
                                      ----------------------------------
                                  Name: Mildred F. Smith
                                  Title: President

                                  THE BANK OF NEW YORK,
                                  as Property Trustee

                                  By: /s/ Mary LaGumina
                                      ----------------------------------
                                  Name:  Mary LaGumina
                                  Title:   Vice President

                                  THE BANK OF NEW YORK (DELAWARE),
                                  as Delaware Trustee

                                  By: /s/ William T. Lewis
                                      ----------------------------------
                                  Name:  William T. Lewis, SVP
                                  Title:

         TECO Energy, Inc. joins in this Trust Agreement solely for the purposes of obligating itself under Sections 2.3 and 8.6 of this Trust Agreement and not as depositor, trustee or beneficiary.

                                  TECO ENERGY, INC.


                                  By:  /s/ Sandra W. Callahan
                                      ----------------------------------
                                  Name: Sandra W. Callahan
                                  Title: Vice President - Treasurer

                                                                       EXHIBIT A

                              CERTIFICATE OF TRUST

                                       OF

                              TECO CAPITAL TRUST II

         This Certificate of Trust of TECO Capital Trust II (the "Trust"), dated November 20, 2000, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

            1. Name. The name of the business trust being formed hereby is TECO Capital Trust II.

            2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are as follows:

                           The Bank of New York (Delaware)
                           White Clay Center
                           Route 273
                           Newark, Delaware 19711

            3. Effective Date. This Certificate of Trust shall be effective immediately upon its filing with the Secretary of State of the State of Delaware.

         In Witness Whereof, the undersigned, being all of the trustees of the Trust, have executed this Certificate of Trust as of the date first above written in accordance with Section 3811(a) of the Act.

                                  THE BANK OF NEW YORK,
                                  as Property Trustee

                                  By: /s/ Sharon L. Atkinson
                                      ----------------------------------
                                  Name: Sharon L. Atkinson
                                  Title: Agent

                                  THE BANK OF NEW YORK (DELAWARE),
                                  as Delaware Trustee

                                  By: William T. Lewis
                                      ----------------------------------
                                  Name: William T. Lewis, SVP
                                  Title:

                                                                       EXHIBIT B

                    Book-Entry-Only Corporate Debt Securities

                            Letter of Representations
                      [To be Completed by Issuer and Agent]

                              TECO CAPITAL TRUST II
                                [Name of Issuer]

                        The Bank of New York, as Trustee
                                 [Name of Agent]

                                                                January 15, 2002

Attention: General Counsel's Office
The Depository Trust Company
55 Water Street 49th Floor
New York, NY 10041-0099

            Re: $400,000,000 5.11% Trust Preferred Securities issued by TECO Capital Trust II (liquidation preference of $25 per security) [Issue description (the "Securities")]

Ladies and Gentlemen:

         This letter sets forth our understanding with respect to certain matters relating to the Securities. Agent shall act as trustee, paying agent, fiscal agent, or other agent of Issuer with respect to the Securities. The Securities have been issued pursuant to a trust indenture, resolution, or other such document authorizing the issuance of the Securities dated August 17, 1998, as amended (the "Document"). Salomon Smith Barney, Inc. is distributing the Securities through The Depository Trust Company ("DTC"). To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

            1. Prior to closing on the Securities on January 15, 2002 there shall be deposited with DTC one or more Security certificates registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $400 million, one certificate shall be issued with respect to each $400 million of principal amount and an additional certificate shall be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Issuer represents: [Note: Issuer must represent one of the following, and shall cross out the other.]

         The Security certificate(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

         On each day on which Agent is open for business and on which it receives an instruction originated by a DTC participant ("Participant") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of Securities (a "Deposit Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

         On each day on which Agent is open for business and on which it receives an instruction originated by a Participant through the DWAC system to decrease the Participant's account by a specified number of Securities (a "Withdrawal Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

         Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered certificated Security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.

         The Security certificate(s) shall be custodied with DTC.

         2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificate(s) by virtue of submission of such certificate(s) to DTC.

         3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC no fewer than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Reorganization Department, Proxy Unit at (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5202. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                  Supervisor, Proxy Unit
                  Reorganization Department
                  The Depository Trust Company
                  55 Water Street 50th Floor
                  New York, NY 10041-0099

         4. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding;
(b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be distributed to Security holders (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be no fewer than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Call Notification Department at (516) 227- 4164 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:.

                  Manager, Call Notification Department
                  The Depository Trust Company
                  711 Stewart Avenue
                  Garden City, NY 11530-4719

         5. In the event of a pro rata reduction of principal, Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably five, but no fewer than two, business days prior to such payment date. Such notice, shall clearly indicate that it relates to a pro rata reduction of principal. Furthermore, the notice shall also contain the current pool factor or ratio and Agent contact's name and telephone number. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Dividend Department at (212) 855-4555. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4550. Notices to DTC pursuant to this Paragraph, or by mail or by any other means, shall be sent to:

                  Manager, Announcements
                  Dividend Department
                  The Depository Trust Company
                  55 Water Street 25th Floor
                  New York, NY 10041-0099

         6. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders shall be sent to DTC specifying the terms of the tender and the Publication Date of such notice. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use and timeliness of such notice.) Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be directed to DTC's Reorganization Department at (212) 855-5488. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5290. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                  Manager, Reorganization Department
                  Reorganization Window
                  The Depository Trust Company
                  55 Water Street 50th Floor
                  New York, NY 10041-0099

         7. It is understood that if the Security holders shall at any time have the right to tender the Securities to Issuer and require that Issuer repurchase such holders' Securities pursuant to the Document and Cede & Co., as nominee of DTC, or its registered assigns, as the record owner, is entitled to tender the Securities, such tenders will be effected by means of DTC's Repayment Option Procedures. Under the Repayment Option Procedures, DTC shall receive, during the applicable tender period, instructions from its Participants to tender Securities for purchase. Issuer and Agent agree that such tender for purchase may be made by DTC by means of a book-entry credit of such Securities to the account of Agent, provided that such credit is made on or before the final day of the applicable tender period. DTC agrees that promptly after the recording of any such book-entry credit, it will provide to Issuer or Agent an Agent Receipt and Confirmation or the equivalent, in accordance with the Repayment Option Procedures, identifying the Securities and the aggregate principal amount thereof as to which such tender for purchase has been made. Issuer or Agent shall send DTC notice regarding such optional tender by hand or by a secure means (e.g., legible facsimile transmission, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date. The Publication Date shall be no fewer than 15 days prior to the expiration date of the applicable tender period. Such notice shall state whether any partial redemption of the Securities is scheduled to occur during the applicable optional tender period. Notices to DTC pursuant to the above by telecopy shall be directed to DTC's Put Bond Unit at (212) 855-5235. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5230. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                  Supervisor, Put Bond Unit
                  Reorganization Department
                  The Depository Trust Company
                  55 Water Street 50th Floor
                  New York, NY 10041-0099

         8. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

         9. In the event of a change in the interest rate, Agent shall send notice to DTC of such change and Agent shall indicate the stated coupon rate. Such notice, which shall include Agent contact's name and telephone number, by telecopy shall be directed to DTC's Dividend Department at (212) 855-4555. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4550. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                  Manager, Announcements
                  Dividend Department
                  The Depository Trust Company
                  55 Water Street 25th Floor
                  New York, NY 10041-0099.

         10. Issuer or Agent shall provide a written notice of interest payment information, including the stated coupon rate information, to DTC as soon as the information is available. Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555 or (212) 855-4556. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855- 4550. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to DTC's Dividend Department to the address indicated in Paragraph 9.

         11. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern
Time) on the payment date all such interest payments due Agent, or at such earlier time as may be required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Dividend Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

         12. Issuer or Agent shall provide DTC's Dividend Department, no later than 12:00 noon (Eastern Time) on the payment date, automated notification of CUSIP-level detail. If the circumstances prevent the funds paid to DTC from equaling the dollar amount associated with the detail payments by 12:00 noon (Eastern Time), Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. (Eastern Time). Reconciliation must be provided by either automated means or written format. Such reconciliation notice, if sent by telecopy, shall be directed to DTC's Dividend Department at (212) 855-4633, and receipt of such reconciliation notice shall be confirmed by telephoning (212) 855-4430.

         13. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all maturity and redemption payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Redemption Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

         14. Principal payments (plus accrued interest, if any) as a result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such reorganization payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Reorganization Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

         15. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments may be sent.

         16. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

         17. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

         18. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request, Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

         19. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

         20. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

         21. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

         22. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

         23. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time:
(a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

         24. Issuer hereby authorizes DTC to provide to Agent listings of Participant's holdings known as Security Position Listings ("SPLs") with respect to the Securities from time to time at the request of the Agent. DTC charges a fee for such SPLs. This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Agent shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Requests for SPLs shall be sent by telecopy to the Proxy Unit of DTC's Reorganization Department at (212) 855- 5181 or (212) 855-5182. Receipt of such requests shall be confirmed by telephoning (212) 855-5202. Requests for SPLs, sent by mail or by any other means, shall be directed to the address indicated in Paragraph 3.

         25. Issuer and Agent shall comply with the applicable requirements stated in DTC's Operational Arrangements, as they may be amended from time to time. DTC's Operational Arrangements are posted on DTC's website at "www.DTC.org."

         26. The following rider(s), attached hereto, are hereby incorporated into this Letter of Representations:

NOTES:

A. IF THERE IS AN AGENT (AS DEFINED IN THIS LETTER OF REPRESENTATIONS), AGENT, AS WELL AS ISSUER, MUST SIGN THIS LETTER. IF THERE IS NO AGENT, IN SIGNING THIS LETTER ISSUER ITSELF UNDERTAKES TO PERFORM ALL OF THE OBLIGATIONS SET FORTH HEREIN.

B. SCHEDULE B CONTAINS STATEMENTS THAT DTC BELIEVES ACCURATELY DESCRIBE DTC, THE METHOD OF EFFECTING BOOK-ENTRY TRANSFERS OF SECURITIES DISTRIBUTED THROUGH DTC, AND CERTAIN RELATED MATTERS.

                                                Very truly yours,

                                               TECO CAPITAL TRUST II
                                               [Issuer]

                                               By:      The Bank of New York,
                                                        as Trustee

                                               By:____________________________
                                               [Authorized Officer's Signature]


                                               THE BANK OF NEW YORK
                                               [Agent]

                                               By:____________________________
                                               [Authorized Officer's Signature]

Received and Accepted:
THE DEPOSITORY TRUST COMPANY

----------------------------------



cc:      Underwriter/Placement Agent
         Underwriter's/Placement Agent's Counsel.

                                    EXHIBIT C

         If the Trust Preferred Security is to be a Global Certificate Insert:

         THIS TRUST PREFERRED SECURITY IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") OR A NOMINEE OF THE DEPOSITORY. THIS TRUST PREFERRED SECURITY IS EXCHANGEABLE FOR TRUST PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND NO TRANSFER OF THIS TRUST PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS TRUST PREFERRED SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS TRUST PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK) TO TECO CAPITAL TRUST II OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY TRUST PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate Number: ___                    Number Of Trust Preferred Securities


                Certificate Evidencing Trust Preferred Securities

                                       of

                              TECO CAPITAL TRUST II

                        5.11% TRUST PREFERRED SECURITIES
              (Liquidation Amount $25 Per Trust Preferred Security)

         TECO Capital Trust II, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of [_________] Trust Preferred Securities of the Trust representing an undivided beneficial ownership interest in the assets of the Trust and designated the 5.11% Trust Preferred Securities (the "Trust Preferred Securities"). The Trust Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Trust Preferred Securities are set forth in, and this certificate and the Trust Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of January 15, 2002 as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Trust Preferred Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         In Witness Whereof, one of the Property Trustee of the Trust has executed this certificate this _____ day of January, 2002.

                                            TECO CAPITAL TRUST II

                                            By:      THE BANK OF NEW YORK
                                                     As Property Trustee

                                            By:
                                               -------------------------------
                                            Name:
                                            Title:

                                   ASSIGNMENT

         For Value Received, the undersigned assigns and transfers this Trust Preferred Security to:

         _______________________________________________________________

         _______________________________________________________________

         _______________________________________________________________
                       (Insert assignee's social security
                          or tax identification number)

         _______________________________________________________________

         _______________________________________________________________

         _______________________________________________________________
                    (Insert address and zip code of assignee)
                            and irrevocably appoints

         _______________________________________________________________

         _______________________________________________________________

         _______________________________________________________________

agent to transfer this Trust Preferred Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:  _____________________________
Signature:  _____________________________________________
              (Sign exactly as your name appears on the other side
                 of this Trust Preferred Securities Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.